                                                                    Exhibit 10.3
================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 7, 2003,

                                      AMONG

                               LIN HOLDINGS CORP.,

                           LIN TELEVISION CORPORATION,
                                  AS BORROWER,

                        TELEVICENTRO OF PUERTO RICO, LLC
                           AS THE PERMITTED BORROWER,

                            THE LENDERS PARTY HERETO,

                              JPMORGAN CHASE BANK,
                            AS ADMINISTRATIVE AGENT,
                                AS ISSUING LENDER
                             AND AS SWINGLINE LENDER

                             -----------------------

                          J.P. MORGAN SECURITIES INC.,
                          DEUTSCHE BANK SECURITIES INC.
                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              AS SYNDICATION AGENT,

                                       AND

                            THE BANK OF NOVA SCOTIA,
                              FLEET NATIONAL BANK,
                                       AND
                         MORGAN STANLEY SENIOR FUNDING,
                           AS CO-DOCUMENTATION AGENTS

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.   DEFINITIONS....................................................................................      1
   1.1   Defined Terms......................................................................................      1
   1.2   Other Definitional Provisions......................................................................     34

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS................................................................     34
   2.1    Term Commitments..................................................................................     34
   2.2    Procedure for Term Loan Borrowing.................................................................     35
   2.3    Repayment of Tranche B Term Loans.................................................................     36
   2.4    Revolving Credit Commitments......................................................................     36
   2.5    Procedure for Revolving Credit Borrowing..........................................................     39
   2.6    Commitment Fees, etc..............................................................................     40
   2.7    Termination or Reduction of Commitments...........................................................     41
   2.8    Optional Prepayments..............................................................................     41
   2.9    Mandatory Prepayments and Commitment Reductions...................................................     42
   2.10   Conversion and Continuation Options...............................................................     44
   2.11   Minimum Amounts and Maximum Number of Eurodollar Tranches.........................................     45
   2.12   Interest Rates and Payment Dates..................................................................     45
   2.13   Computation of Interest and Fees..................................................................     46
   2.14   Inability to Determine Interest Rate..............................................................     46
   2.15   Pro Rata Treatment and Payments...................................................................     47
   2.16   Requirements of Law...............................................................................     49
   2.17   Taxes.............................................................................................     51
   2.18   Indemnity.........................................................................................     52
   2.19   Change of Lending Office..........................................................................     53
   2.20   Replacement of Lenders under Certain Circumstances................................................     53
   2.21   Notice of Certain Costs...........................................................................     54

SECTION 3.   LETTERS OF CREDIT..............................................................................     54
   3.1    L/C Commitment....................................................................................     54
   3.2    Procedure for Issuance of Letter of Credit........................................................     55
   3.3    Commissions, Fees and Other Charges...............................................................     55
   3.4    L/C Participations................................................................................     55
   3.5    Reimbursement Obligation of the Borrower..........................................................     56
   3.6    Obligations Absolute..............................................................................     57
   3.7    Letter of Credit Payments.........................................................................     57
   3.8    Applications......................................................................................     57

SECTION 4.   REPRESENTATIONS AND WARRANTIES.................................................................     57
   4.1    Financial Condition...............................................................................     58
   4.2    No Change.........................................................................................     58
   4.3    Corporate Existence; Compliance with Law..........................................................     58
   4.4    Corporate Power; Authorization; Enforceable Obligations...........................................     58
   4.5    No Legal Bar......................................................................................     59
   4.6    No Material Litigation............................................................................     59

   4.7    No Default........................................................................................     59
   4.8    Ownership of Property; Liens......................................................................     59
   4.9    Intellectual Property.............................................................................     59
   4.10   Taxes.............................................................................................     60
   4.11   Federal Regulations...............................................................................     60
   4.12   Labor Matters.....................................................................................     60
   4.13   ERISA.............................................................................................     60
   4.14   Investment Company Act; Other Regulations.........................................................     61
   4.15   Subsidiaries......................................................................................     61
   4.16   Use of Proceeds...................................................................................     61
   4.17   Environmental Matters.............................................................................     62
   4.18   Accuracy of Information, etc......................................................................     63
   4.19   Security Documents................................................................................     63
   4.20   Solvency..........................................................................................     64
   4.21   Senior Indebtedness...............................................................................     64
   4.22   Station Licenses..................................................................................     64

SECTION 5.   CONDITIONS PRECEDENT...........................................................................     64
   5.1    Conditions to Extension of Credit on the Effective Date...........................................     64
   5.2    Conditions to Each Extension of Credit............................................................     65

SECTION 6.   AFFIRMATIVE COVENANTS..........................................................................     66
   6.1    Financial Statements..............................................................................     66
   6.2    Certificates; Other Information...................................................................     67
   6.3    Payment of Obligations............................................................................     68
   6.4    Conduct of Business and Maintenance of Existence, etc.............................................     68
   6.5    Maintenance of Property; Insurance................................................................     69
   6.6    Inspection of Property; Books and Records; Discussions............................................     69
   6.7    Notices...........................................................................................     69
   6.8    Environmental Laws................................................................................     70
   6.9    Intentionally deleted.............................................................................     71
   6.10   Additional Collateral, etc........................................................................     71
   6.11   Intentionally deleted.............................................................................     73
   6.12   After-Acquired Stations...........................................................................     73
   6.13   Changes in Locations, Name, etc...................................................................     73

SECTION 7.   NEGATIVE COVENANTS.............................................................................     73
   7.1    Financial Condition Covenants.....................................................................     73
   7.2    Limitation on Indebtedness........................................................................     74
   7.3    Limitation on Liens...............................................................................     76
   7.4    Limitation on Fundamental Changes.................................................................     78
   7.5    Limitation on Sale of Assets......................................................................     79
   7.6    Limitation on Dividends...........................................................................     81
   7.7    Limitation on Capital Expenditures................................................................     82
   7.8    Limitation on Investments, Loans and Advances.....................................................     82
   7.9    Limitation on Optional Payments and Modifications of Debt Instruments, etc........................     84
   7.10   Limitation on Transactions with Affiliates........................................................     85
   7.11   Limitation on Sales and Leasebacks................................................................     86
   7.12   Limitation on Changes in Fiscal Periods...........................................................     86

   7.13   Limitation on Negative Pledge Clauses.............................................................     86
   7.14   Limitation on Lines of Business...................................................................     86
   7.15   Limitation on Amendments to Constituent and Joint Venture Documents...............................     86
   7.16   Limitations on Change in Holding Company Status...................................................     87
   7.17   Limitations on Changes in Station Affiliation.....................................................     87
   7.18   Limitation on Minority Investments................................................................     87
   7.19   Approval of Joint Venture Actions.................................................................     87

SECTION 8.   EVENTS OF DEFAULT..............................................................................     87

SECTION 9.   THE ADMINISTRATIVE AGENT.......................................................................     91
   9.1    Appointment.......................................................................................     91
   9.2    Delegation of Duties..............................................................................     92
   9.3    Exculpatory Provisions............................................................................     92
   9.4    Reliance by Administrative Agent..................................................................     92
   9.5    Notice of Default.................................................................................     93
   9.6    Non-Reliance on the Administrative Agent and Other Lenders........................................     93
   9.7    Indemnification...................................................................................     93
   9.8    Agent in Its Individual Capacity..................................................................     94
   9.9    Successor Administrative Agent....................................................................     94
   9.10   Co-Documentation Agents and Syndications Agent....................................................     94

SECTION 10.  MISCELLANEOUS.................................................................................      94
   10.1   Amendments and Waivers............................................................................     94
   10.2   Notices...........................................................................................     96
   10.3   No Waiver; Cumulative Remedies....................................................................     97
   10.4   Survival of Representations and Warranties........................................................     97
   10.5   Payment of Expenses and Taxes.....................................................................     97
   10.6   Successors and Assigns; Participations and Assignments............................................     98
   10.7   Adjustments; Set-off..............................................................................    101
   10.8   Counterparts......................................................................................    102
   10.9   Severability......................................................................................    102
   10.10  Integration.......................................................................................    102
   10.11  GOVERNING LAW.....................................................................................    102
   10.12  Submission To Jurisdiction; Waivers...............................................................    102
   10.13  Acknowledgments...................................................................................    103
   10.14  WAIVERS OF JURY TRIAL.............................................................................    103
   10.15  Confidentiality...................................................................................    104
   10.16  FCC Compliance....................................................................................    104
   10.17  Filing of Mortgages...............................................................................    104

SECTION 11.  CROSS-GUARANTEE...............................................................................     104
   11.1   Guarantee.........................................................................................    104
   11.2   No Subrogation....................................................................................    105
   11.3   Amendments, etc. with respect to the Borrower Obligations.........................................    105
   11.4   Guarantee Absolute and Unconditional..............................................................    106
   11.5   Reinstatement.....................................................................................    107
   11.6   Payments..........................................................................................    107

SCHEDULES:

1.1A          Loans and Commitments
1.1B          Mortgaged Properties
1.1C          Network Affiliation Agreements
1.1D          Stations and Licensed Subsidiaries
4.4           Consents, Authorizations, Filings and Notices
4.6           Litigation
4.12          Labor Matters
4.15          Subsidiaries
4.17          Environmental Matters
4.19(b)       Mortgage Filing Jurisdictions
4.22          Station Licenses
7.2(e)        Existing Indebtedness
7.3(f)        Existing Liens
7.8(g)        Existing Investments

EXHIBITS:

A             Form of Guarantee and Collateral Agreement
B             Form of Compliance Certificate
C             Form of Closing Certificate
D-1           Form of Mortgage-Borrower
D-2           Form of Mortgage-Subsidiary Guarantor
E             Form of Assignment and Acceptance
F             Form of Legal Opinion of Covington & Burling
G             Form of Incremental Term Loan Activation Notice
H             Form of Swingline Loan Participation Certificate
I-1           Form of Revolving Credit Note
I-2           Form of Term Loan Note
I-3           Form of Swingline Note
J             Form of Borrowing Notice
K             Form of Joinder or Increase Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 7, 2003, among LIN HOLDINGS CORP., a Delaware corporation ("Holdings"), LIN TELEVISION CORPORATION, a Delaware corporation (the "Borrower"), TELEVICENTRO OF PUERTO RICO, LLC, a Delaware limited liability company (the "Permitted Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent"), as issuing lender (in such capacity, the "Issuing Lender"), and as swingline lender (in such capacity, the "Swingline Lender"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as syndication agent (in such capacity, the "Syndication Agent"), THE BANK OF NOVA SCOTIA, FLEET NATIONAL BANK and MORGAN STANLEY SENIOR FUNDING, as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookrunners (in such capacities, the "Joint Lead Arrangers").

                  WHEREAS, Holdings and the Borrower have entered into the Credit Agreement, dated as of March 29, 1998 (the "Original Credit Agreement"), as amended and restated as of June 29, 2001, and as further amended prior to the date hereof (the "Existing Credit Agreement"), with the several banks and other financial institutions or entities parties thereto, the documentation agent and syndication agent named therein and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent;

                  WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of certain conditions precedent set forth in Section 5 hereof (the "Effective Date"); and

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and which remain outstanding or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower and any Subsidiary outstanding thereunder;

                  NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Effective Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Additional Holdings Discount Notes": any notes (including Holdings' 10% Discount Notes due 2008 issued on June 14, 2001) issued after June 8, 2001, by Holdings on terms substantially similar (other than with regard to pricing and except that the Additional Holdings Discount Notes shall not be subject to any mandatory redemption requirement in respect of principal issued or accreted in respect of accrued interest or original issue discount on the Additional Holdings Discount Notes) to those of the Holdings Discount Notes (and shall include any substantially identical discount notes of Holdings in the same aggregate principal amount issued thereafter in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the indenture pursuant to which the Additional Holdings Discount Notes were issued).

                  "Additional Senior Subordinated Notes": any notes issued by the Borrower on terms substantially similar (other than with regard to pricing) to those of the Senior Subordinated Notes after the Original Closing Date (and shall include any substantially identical senior subordinated notes of the Borrower in the same aggregate principal amount issued thereafter in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with any applicable indenture).

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": JPMorgan Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affected Eurodollar Loans": as defined in subsection 2.9(f).

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Amended and Restated Credit Agreement, as further amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) for all Loans, other than Incremental Term Loans, the Applicable Margin as determined pursuant to the Pricing Grid and (b) with respect to Incremental Term Loans, the rate per annum for Incremental Term Loans agreed to, or the rate per annum determined pursuant to a pricing grid agreed to, by the Borrower and the applicable Incremental Lenders in the applicable Incremental Term Loan Activation Notice.

                  "Application": an application, in such form (reasonably acceptable to the Borrower) as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Approved Fund": as defined in subsection 10.6(b).

                  "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by Holdings or any of its Subsidiaries of any property of Holdings or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 7.5(a), (b) (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of Holdings and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in subsection 2.9(b)) and (c) through (g).

                  "Asset Swap Transaction": a substantially concurrent purchase and sale, or exchange, of a Broadcasting Asset of the Borrower or all the Capital Stock of, or other equity interests in, a Subsidiary owning a Broadcasting Asset, for a Broadcast Station or Broadcast Enterprise of another Person or group of affiliated Persons, or all the Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise (or such lesser amount as shall be determined by the Board of Directors of the Borrower or such Subsidiary as fair consideration), provided that (a) the Borrower shall receive, in exchange for such Broadcasting Asset, or Capital Stock of, or other equity interests in, such Subsidiary owning a Broadcasting Asset, a Broadcast Station or Broadcast Enterprise, or Capital Stock of, or other equity interests in, a Person or group of affiliated Persons owning a Broadcast Station or Broadcast Enterprise, (b) on a pro forma basis for the most recently completed four-fiscal-quarter period for which financial statements are available on the date of such Asset Swap Transaction, no Default or Event of Default will have occurred and be continuing (including, without limitation, pursuant to subsection 7.1), provided that for purposes of calculating Consolidated EBITDA pursuant to this clause (b), the Consolidated EBITDA of such Broadcast Station or Broadcast Enterprise being acquired for such four-fiscal-quarter period shall equal the Consolidated EBITDA of such Broadcast Station or Broadcast Enterprise, as applicable, for the 12-month period preceding such Asset Swap Transaction, (c) (i) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding four-fiscal-quarter period shall not exceed 25% of the Consolidated EBITDA of the Borrower for such immediately preceding four-fiscal-quarter period, (ii) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding eight-fiscal-quarter period shall not exceed 40% of the Consolidated EBITDA of the Borrower for such eight-fiscal-quarter period and (iii) the Consolidated EBITDA of the Broadcasting Asset being sold or exchanged plus the Consolidated EBITDA of all Broadcasting Assets that were sold pursuant to subsection 7.5(h) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the preceding twenty-fiscal-quarter period shall not exceed 60% of the Consolidated EBITDA of the Borrower for such twenty-fiscal-quarter period, (d) any Net Cash Proceeds of such Asset Swap Transaction shall be deemed Net Cash Proceeds of an Asset Sale, and shall be applied pursuant to subsection 2.9(d) or reinvested pursuant to subsection 2.9(b), (e) the Borrower provides the Administrative Agent with a certificate showing compliance with all of the covenants contained in subsection 7.1, (f) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets required to be secured pursuant to subsection 6.10 or any other Loan Document, subject to Liens permitted by subsection 7.3, and (g) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, any exchange agreement in connection with such transaction, opinions of counsel, including FCC counsel, in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of the acquired Broadcast Station to the Borrower or its Subsidiary and, unless the Administrative Agent shall otherwise agree, such consent shall have become a Final Order.

                  "Assignee": as defined in subsection 10.6(b).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to (a) such Lender's Revolving Credit Commitment minus (b) such Lender's Revolving Extensions of Credit.

                  "Benefitted Lender": as defined in subsection 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the introductory paragraph of this Agreement.

                  "Borrower Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Tranche B Term Loan Lender to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Borrower Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A attached hereto. The aggregate amount of the Borrower Tranche B Term Loan Commitments on the Effective Date is $92,000,000.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders or Swingline Lender to make Loans or Swingline Loans hereunder.

                  "Broadcast Enterprise": assets used and useful for the operation of broadcasting or entertainment businesses, or any businesses reasonably related thereto.

                  "Broadcast Station": all or substantially all the assets used and useful for operating a full service commercial television broadcast station pursuant to a Station License, including without limitation the rights to use such Station License.

                  "Broadcasting Assets": collectively, any Stations and any Non-Station Assets of the Borrower and its Subsidiaries.

                  "Broadcasting Asset Temporary Repayment": as defined in subsection 2.8(b).

                  "Business": as defined in subsection 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period). For purposes of this definition, the following items will be excluded from the definition of "Capital Expenditures": (a) Capital Expenditures to the extent funded by insurance proceeds, condemnation awards or payments pursuant to a deed in lieu thereof, (b) Capital Expenditures to the extent made through barter transactions and (c) assets acquired pursuant to (i) Permitted Acquisitions, (ii) Asset Swap Transactions and (iii) a reinvestment of proceeds received under subsection 7.5(c).

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing on or within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances and repurchase agreements, or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus (or whose obligations are guaranteed by an affiliated commercial bank which has capital and surplus) of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (d) money market accounts or funds with or issued by Qualified Issuers; (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above and (f) demand deposit accounts maintained in the ordinary course of business with any Lender or with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with such Lender or any such bank.

                  "C/D Assessment Rate": for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by JPMorgan Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor (the "FDIC") for the FDIC's insuring time deposits made in Dollars at offices of JPMorgan Chase in the United States.

                  "C/D Reserve Percentage": for any day as applied to the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member of the Federal

         Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars having a three month maturity and in an amount of $100,000 or more.

                  "Change of Control": the earliest to occur of (a) a majority of the board of directors of LIN TV Corp. consisting of directors who are not, as of the date of determination, Persons who were (i) members of the board of directors of LIN TV on the Effective Date or (ii) nominated for election or elected with the affirmative vote of a majority of directors referred to in clause (i) who were members of such board of directors at the time of such nomination or election, (b) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the holders of record and "beneficial owners" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) of the outstanding voting stock of Holdings on January 21, 2000, becoming the beneficial owner, directly or indirectly, of more than 35% of the then outstanding voting stock of Holdings and (c) a Change of Control as defined in any document pertaining to any Senior Subordinated Indebtedness, Senior Unsecured Indebtedness or the Holdings Discount Indebtedness; provided that the conversion by HMTF (or any of its Affiliates) of Class B Common Stock of LIN TV into Class A Common Stock, Class C Common Stock or any other voting common stock of LIN TV stock pursuant to the terms of the Class B Common Stock shall not constitute a Change of Control.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents": as defined in the introductory paragraph of this Agreement.

                  "Commitment": as to any Lender, the sum of the Term Commitments, the Revolving Credit Commitment and the Swingline Loan Commitment of such Lender and with respect to the Issuing Lender and L/C Participants, as applicable, their L/C Obligations.

                  "Commitment Fee Rate": as determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Consolidated Cash Interest Expense": for any period, Consolidated Interest Expense (including, without limitation, that attributable to Capital Lease Obligations but excluding capitalized financing fees), net of cash interest income of the Borrower and its Subsidiaries, for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and (ii) amortization of debt discount and fees and (b) plus the sum of cash payments made by the Borrower or any of its Subsidiaries during such period in respect of the items referred to in clause (a)(i) of this definition to the extent previously subtracted pursuant to clause (a) of this definition (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Current Assets": at a particular date, all amounts (other than cash, Cash Equivalents and the current portion of programming rights) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt and Film Obligations of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

                  "Consolidated Debt Service": for any period, the sum of Consolidated Cash Interest Expense plus any scheduled amortization payments on any Indebtedness made or payable during such period, but excluding mandatory prepayments on any such Indebtedness.

                  "Consolidated EBITDA": for any period:

                  (a)      Net Income for such period; plus

                  (b) without duplication, the sum of the following items (to the extent deducted in the computation of such Net Income for such period):

                           (i)      depreciation expense;

                           (ii) amortization expense (including amortization in respect of Film Obligations and other amortized film expense) and amortization of intangibles (including, but not limited to, goodwill and organizational costs);

                           (iii)    Consolidated Interest Expense;

                           (iv)     income and franchise tax expense;

                           (v) any extraordinary and unusual losses (net of income taxes);

                           (vi) to the extent identified and reasonably satisfactory to the Administrative Agent, any cost savings realized in connection with any acquired Broadcasting Assets;

                           (vii) to the extent set forth in a written contract, any recurring improvements to Consolidated EBITDA as a result of any acquired Broadcasting Assets;

                           (viii) other non-cash charges (excluding barter expenses and trade expenses);

                           (ix) for all purposes of this Agreement other than the computation of the Consolidated Leverage Ratio for the purpose of determining the Applicable Margin and the Commitment Fee Rate, non-recurring charges for severance payments related to corporate restructuring and similar activities not exceeding, in the aggregate, $10,000,000 during the term of this Agreement; and

                           (x) solely for the purpose of Section 7, the HM Fee Payment and, to the extent the HM Fee Payment has been made, payments previously made to Hicks, Muse & Co. Partners, L.P. during such period pursuant to subsection 7.6(a)(iv);

                  less (c) without duplication, the sum of the following items:

                           (i) all cash payments originally scheduled to be made during such period in respect of Film Obligations;

                           (ii) any extraordinary and unusual gains (net of income taxes);

                           (iii)    non-cash gains included in Net Income; and

                           (iv) cash dividends or other distributions made by the Borrower to Holdings for its reasonable corporate overhead expenses,

         provided that for the purpose of calculating Consolidated EBITDA, not more than (A) 30% of Consolidated EBITDA for any period of four consecutive fiscal quarters may be attributable to local marketing agreements and (B) not more than 10% of Consolidated EBITDA for any period of four consecutive fiscal quarters may be attributable to non-broadcasting businesses. For purposes of subsection 2.9 and subsection 7.1(a), Consolidated EBITDA for any period will be adjusted to (A) exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries prior to the date of determination (as if such asset or business had not been owned by the Borrower or any of its Subsidiaries prior to the date of determination) and (B) include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (including, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith) prior to the date of determination (as if such asset or business had been owned by the Borrower or any of its Subsidiaries prior to the date of determination).

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Debt Service for such period, (b) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period, (c) any income taxes paid by the Borrower or any of its Subsidiaries, and any amounts paid by the Borrower to Holdings for purposes of paying income taxes, in each case, during such period and
         (d) cash dividends paid by the Borrower during such period less the amount of any such dividends paid to Holdings during such period to consummate the Holdings Discount Notes Refinancing.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, excluding non-cash deferred financing costs (other than for purposes of the definition of the term "Consolidated EBITDA").

                  "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Senior Secured Debt": Consolidated Total Debt less (a) any Senior Subordinated Indebtedness and any Senior Unsecured Indebtedness issued in accordance with the terms of this Agreement and
         (b) any subordinated Indebtedness assumed in connection with a Permitted Acquisition or an Asset Swap Transaction pursuant to subsection 7.2(j)(iii).

                  "Consolidated Senior Secured Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Senior Secured Debt to
         (b) Consolidated EBITDA for such period.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, net of cash on the balance sheet not to exceed $10,000,000.

                  "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking (including, without limitation, any undertaking made to the FCC) to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, unless cured or waived, has been satisfied.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Effective Date": as defined in the preamble of this Agreement.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which JPMorgan Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under the same Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, Consolidated EBITDA (plus or minus the cash portion of any extraordinary gains or losses incurred during such fiscal year without duplication of mandatory prepayments resulting from any transaction giving rise thereto) for such period (before any adjustments thereto
         (a) to exclude the Consolidated EBITDA attributable to any asset or business that was disposed of (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries during the period of calculation or (b) to include the Consolidated EBITDA attributable to any asset or business that was acquired (either directly or as part of an exchange) by the Borrower or any of its Subsidiaries (excluding, to the extent identified and reasonably satisfactory to the Administrative Agent, pro forma cost savings in connection therewith to the extent included in Consolidated EBITDA) during the period of calculation), minus the sum of the following (without duplication):

                  (i)      Consolidated Debt Service for such period;

                  (ii) Capital Expenditures made during such period by the Borrower and its Subsidiaries;

                  (iii) distributions permitted to be made by the Borrower pursuant to subsection 7.6(a)(iii) and other taxes of the Borrower for such period;

                  (iv) the amount of any increases during such period in Consolidated Working Capital;

                  (v) voluntary prepayments made during such period of the Term Loans;

                  (vi) voluntary repayments made during such period of the Revolving Credit Loans, provided that substantially simultaneously therewith the aggregate Revolving Credit Commitments are permanently reduced by an amount equal to the amount of such repayment;

                  (vii) any cash used during such period for any Restricted Payment (other than any dividend, repurchase of Capital Stock or other distribution made by the Borrower to Holdings), Permitted Acquisition, Asset Swap Transaction or Investment permitted pursuant to subsections 7.8(f), (j) or (i);

                  (viii)   amounts referred to in clause (ii) of subparagraph
         (b) of the proviso contained in the definition of the term "Net Income"; and

                  (ix) the amount of payments from the Borrower to Holdings permitted by clause (a)(vi) of subsection 7.6;

         plus the sum of the following (without duplication):

                  (i) the amount of all proceeds received during such period of Capital Lease Obligations, purchase money Indebtedness and any other Indebtedness to the extent used to finance any Capital Expenditures, to make any Restricted Payment (other than any dividend, repurchase of Capital Stock or other distribution made by the Borrower to Holdings) or to make a Permitted Acquisition; and

                  (ii) the amount of any decreases during such period in Consolidated Working Capital.

                  "Existing Credit Agreement": as defined in the preamble of the Agreement.

                  "Facility": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (b) the Incremental Term Loan Amounts and the Incremental Term Loans related thereto (the "Incremental Term Loan Facility"), (c) the Swingline Loan Commitments and the Swingline Loans made thereunder and (d) the Total Revolving Credit Commitments and the Revolving Extensions of Credit made thereunder (the "Revolving Credit Facility").

                  "FCC": the Federal Communications Commission or any Governmental Authority substituted therefor.

                  "Federal Funds Effective Rate": as defined in the definition of the term "ABR".

                  "Film Cash Payments": for any period, the sum (determined on a consolidated basis in accordance with GAAP) of all scheduled payments made and to be made by Holdings or any of its Subsidiaries during such period on Film Obligations which were existing as of, or have been incurred at any time after, the Original Closing Date.

                  "Film Obligations": all obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operation of Holdings and its Subsidiaries.

                  "Final Order": with respect to the assignment or transfer of control of the Station Licenses for any Station, an order of the FCC approving such assignment or transfer that is final (i.e., no longer subject to further judicial or administrative review), as to which no requests for judicial or administrative review are pending, and that has not been reversed, stayed, enjoined, set aside, annulled or suspended.

                  "Flint Broadcasting Assets": the Broadcast Assets comprising WEYI-TV (located in Flint, Michigan), including the WEYI-TV Broadcast Station and the stock and membership interests in WEYI Broadcasting, LLC and WEYI Television, Inc.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Holdings and the Borrower as of the date of determination, except that for purposes of subsection 7.1, GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the audited financial statements referred to in subsection 4.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. The term "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "GECC": General Electric Capital Corporation, a New York corporation.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Amended and Restated Guarantee and Collateral Agreement, dated the date hereof, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Hicks Muse": Hicks, Muse, Tate & Furst Incorporated.

                  "HM Fee Payment": $6,160,000 in cash, a promissory note from LIN TV in the initial aggregate principal amount of $7,125,000 (the "LIN Note") and a warrant to purchase shares of LIN TV's class B common stock with a value equivalent to approximately $2,700,000, which, in each such case, was used by Borrower, Holdings or LIN TV to make a payment to Hicks, Muse & Co. Partners, L.P. in connection with the termination of a monitoring and oversight agreement with Hicks Muse & Co. L.P. and the financial advisory agreement contemplated by subsection 7.10(b)(ii).

                  "HMTF": as defined in the definition of the term "Change of Control".

                  "Holdings": as defined in the introductory paragraph of this Agreement.

                  "Holdings Discount Indebtedness": the Holdings Discount Notes, the Additional Holdings Discount Notes and any unsecured senior indebtedness of Holdings the proceeds of which shall be used to refinance in full all of the Holdings Discount Notes, the Additional Holdings Discount Notes or other Holdings Discount Indebtedness outstanding, provided such refinancing Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to March 1, 2008, (b) no financial maintenance covenants, (c) such other terms and conditions (including, without limitation, interest rate, pay-in-kind interest, events of default and covenants) as shall be reasonably satisfactory to the Administrative Agent and (d) any permanent refinancing shall not be less favorable to the Borrower and the Lenders as the Holdings Discount Notes or the Additional Holdings Discount Notes, respectively, taken as a whole.

                  "Holdings Discount Notes": Holdings' 10% Discount Notes due 2008 issued on the Original Closing Date (and shall include any substantially identical deferred interest senior unsecured notes of Holdings in the same aggregate principal amount issued after the Original Closing Date in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Holdings Discount Notes Indenture).

                  "Holdings Discount Notes Indenture": each indenture entered into by Holdings in connection with the issuance of the Holdings Discount Notes or any other Holdings Discount Indebtedness, together with all instruments and other agreements entered into by Holdings in connection therewith, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.9.

                  "Holdings Discount Notes Redemption Notice": as defined in subsection 5.1(b).

                  "Holdings Discount Notes Refinancing": (i) the payment of the Sinking Fund Payment and/or (ii) the repayment or redemption in full of the Holdings Discount Notes and outstanding Additional Holdings Discount Notes and (iii) the payment of fees and expenses incurred in connection therewith and with the Tranche B Term Loan Facility and this Agreement.

                  "Holdings Interest Payments": a dividend or other distribution by Borrower to Holdings to permit Holdings to make cash interest payments on the Holdings Discount Notes and the Additional Holdings Discount Notes on or after March 1, 2003 in accordance with any Holdings Discount Notes Indenture.

                  "Incremental Lenders": (a) on any Incremental Term Loan Activation Date, the Lenders signatory to the Incremental Term Loan Activation Notice and (b) thereafter, each Lender which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), an Incremental Term Loan.

                  "Incremental Maturity Date": as to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be a date at least six months after the Tranche B Maturity Date; provided that if on any date occurring on or after June 30, 2007 (each such date, the "Incremental Maturity Test Date") the maturity date for any Indebtedness then outstanding and evidenced by (i) the Senior Subordinated Notes due March 1, 2008, (ii) the Senior Unsecured Notes due January 15, 2008 or (iii) any other Senior Unsecured Notes or Senior Subordinated Notes shall fall within the six month period immediately following such Incremental Maturity Test Date, then the Incremental Maturity Date shall be such Incremental Maturity Test Date.

                   "Incremental Term Loan Activation Date": each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, on which any Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice pursuant to subsection 2.1(b).

                  "Incremental Term Loan Activation Notice": a notice substantially in the form of Exhibit G.

                  "Incremental Term Loan Amount": as to each Incremental Lender, on and after the effectiveness of any Incremental Term Loan Activation Notice, the obligation of such Incremental Lender to make Incremental Term Loans hereunder in a principal amount equal to the amount set forth under the heading "Incremental Term Loan Amount" opposite such Incremental Lender's name on such Incremental Term Loan Activation Notice.

                  "Incremental Term Loan Closing Date": each date, which shall be a Business Day on or before the Incremental Term Loan Termination Date, designated as such in an Incremental Term Loan Activation Notice.

                  "Incremental Term Loan Facility": as defined in the definition of the term "Facility".

                  "Incremental Term Loan Percentage": as to any Incremental Lender, the percentage which such Lender's Incremental Term Loans then outstanding constitutes of the aggregate principal amount of the Incremental Term Loans then outstanding.

                  "Incremental Term Loan Termination Date":  December 31, 2004.

                  "Incremental Term Loans":  as defined in subsection 2.1(b).

                  "Incremental Term Note": a Term Note evidencing Incremental Term Loans.

                  "Incur": as defined in subsection 7.2; and the term "Incurrence" shall have a correlative meaning.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business),
         (c) all
         obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under a bankers' acceptance, letter of credit or similar facilities, (g) the obligations of such Person under any Interest Rate Protection Agreement, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and on which obligations such Person has recourse only to such property; provided, however, that the amount of such Indebtedness of any Person described in this clause (i) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 4.9.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of repayment thereof at final stated maturity.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility as determined in good faith by such Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date, in the case of Revolving Credit Loans, or the date final payment is due, in the case of Term Loans, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the Original Closing Date or becomes a party or a beneficiary thereafter.

                  "Investment" as defined in subsection 7.8.

                  "Issuing Lender": JPMorgan Chase or any of its affiliates, in its capacity as issuer of any Letter of Credit.

                  "Joint Venture Documents": (a) the LP Agreement, (b) the LLC Agreement, (c) the Joint Venture Loan, (d) the Joint Venture Loan Guarantee and (e) any Replacement Guarantor Pledge Agreement.

                  "Joint Venture Loan": the non-amortizing senior secured note due 2023 in the amount of $815,500,000 issued by LLC and payable to GECC.

                  "Joint Venture Loan Guarantee": the guarantee, in the form heretofore approved by the Administrative Agent, executed by LIN TV in connection with the Joint Venture Loan.

                  "JPMorgan Chase": JPMorgan Chase Bank.

                  "L/C Commitment": $25,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lenders": as defined in the introductory paragraph of this Agreement.

                  "Letters of Credit": as defined in subsection 3.1(a), provided that to the extent the Borrower shall have deposited amounts in a cash collateral account for the benefit of the Lenders, the Letters of Credit relating thereto shall be deemed not to be Letters of Credit for purposes of this Agreement.

                  "License Subsidiary": (a) with respect to each Station owned on the Effective Date, each License Subsidiary listed opposite such Station's name on Schedule 1.1D and (b) in the case of any Station acquired after the Effective Date, the Subsidiary of the Borrower that shall hold the respective Station Licenses under the authority of which such Station is operated, provided that each such License Subsidiary shall be a single purpose entity the sole purpose of which shall be to hold the Station Licenses and to perform related functions with respect thereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LIN Note": as defined in the definition of the term "HM Fee Payment".

                  "LIN Texas": LIN Television of Texas, LP, a Delaware limited partnership.

                  "LIN TV": LIN TV Corp., a Delaware corporation and the parent of Holdings and the Borrower.

                  "LIN TV Common Stock": the Class A Common Stock of LIN TV, par value $0.01 per share.

                  "LLC": Station Venture Holdings, LLC, a Delaware limited liability company.

                  "LLC Agreement": the Station Venture Holdings, LLC Amended and Restated Limited Liability Company Agreement dated as of January 15, 1998, between Outlet and LIN Texas.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Notes, if any.

                  "Loan Parties": Holdings, the Borrower, the Permitted Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "LP": Station Venture Operations, LP, a Delaware limited partnership.

                  "LP Agreement": the Station Venture Operations, LP Amended and Restated Limited Partnership Agreement dated as of January 15, 1998, between Outlet, the LLC and Holdings.

                  "Majority Facility Lenders": with respect to any Facility, Lenders which collectively are the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans or the Incremental Term Loans, or of the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, Lenders which are collectively the holders of more than 50% of the aggregate Revolving Credit Commitments.)

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, each taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Swingline Lender, the Issuing Lender or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall, subject to subsection 10.17, be granted a Lien pursuant to the Mortgages and which Schedule 1.1B shall include only those real properties owned by the Borrower and its Subsidiaries at the Effective Date with a fair market value in excess of $1,500,000.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1 or D-2, as the case may be (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001 (a) (3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, notarial fees, accountants' fees, investment banking fees, appraisal fees, survey costs, title insurance premiums, amounts to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or Incurrence, net of attorneys' fees, notarial fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually Incurred in connection therewith.

                  "Net Income": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "Net Income" (or any like caption) on a consolidated statement of operations of the Borrower and its Subsidiaries at such date; provided that such amount shall be adjusted to exclude (to the extent otherwise included therein)
         (a) earnings or losses attributable to any Person (other than the LLC) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or such Subsidiary by such other Person in cash during such period and (b) any earnings or losses attributable to the interest of the Borrower or any of its Subsidiaries in the LLC, except for any such earnings to the extent of (i) actual distributions of Distributable Cash (as defined in the LLC Agreement) in respect of such interest made to the Borrower or any of its Subsidiaries and (ii) amounts that would have constituted Distributable Cash and would have been required to be distributed to the Borrower and its Subsidiaries in respect of such interest but for the reserve requirement of Section
         8.06 of the LLC Agreement.

                  "Network Affiliation Agreements": each agreement set forth on
         Schedule 1.1C and each other agreement entered into by the Borrower or any of its Subsidiaries (including any such agreement assumed pursuant to an Asset Swap Transaction or otherwise) pursuant to which a television network agrees to serve as the primary source within a designated market area for television programming for any Station.

                  "Non-Consenting Lender":  as defined in subsection 2.20.

                  "Non-Excluded Taxes":  as defined in subsection 2.17(a).

                  "Non-Funding Lender":  as defined in subsection 2.15(c).

                  "Non-Station Asset": all of the assets used and useful for the operation of the Borrower's and its Subsidiaries' broadcasting and entertainment businesses, other than the Stations.

                  "Non-U.S. Lender":  as defined in subsection 2.17(b).

                  "Notes": the collective reference to the Term Notes, the Revolving Credit Notes and the Swingline Notes.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or the Permitted Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower and the Permitted Borrower to the Administrative Agent, the Swingline Lender, the Issuing Lender or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Original Credit Agreement (as amended by the Existing Credit Agreement), this Agreement (including, with respect to the Borrower, those obligations under Section 11 hereof), any Notes, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Swingline Lender, to the Issuing Lender or to any Lender that are required to be paid by the Borrower or Permitted Borrower pursuant hereto) or otherwise.

                  "Original Closing Date": March 3, 1998.

                  "Original Credit Agreement": as defined in the preamble of this Agreement.

                  "Outlet": Outlet Broadcasting, Inc., a Rhode Island corporation.

                  "Participant":  as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": the acquisition by the Borrower or any of its Subsidiaries of one or more Broadcast Stations or Broadcast Enterprises, or all the capital stock of, or other equity interests in, any other Person whose primary business is the ownership and operation of one or more Broadcast Stations or Broadcast Enterprises, in the United States (or such lesser amount as shall be determined by the Board of Directors of the Borrower or such Subsidiary as fair consideration) provided that (a) on a pro forma basis for the most recently completed four-fiscal-quarter period for which financial statements are available on the date of such acquisition, no Default or Event of Default will have occurred and be continuing (including, without limitation, pursuant to subsection 7.1), provided that for purposes of calculating Consolidated EBITDA pursuant to this clause
         (a), the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises being acquired for such four-fiscal-quarter period shall be equal to the Consolidated EBITDA of such Broadcast Stations or Broadcast Enterprises for the 12-month period immediately preceding such acquisition, (b) the Borrower provides the Administrative Agent with a certificate showing compliance with all of the covenants contained in subsection 7.1 and showing the aggregate purchase price (including the assumption of any Indebtedness) for such Permitted Acquisition, (c) the Borrower takes such actions as may be required or reasonably requested to ensure that the Administrative Agent, for the ratable benefit of the Lenders, has a perfected first priority security interest in any assets required to be secured pursuant to subsection
         6.10 or any other Loan Document, subject to Liens permitted by subsection 7.3, and (d) the Borrower provides the Administrative Agent with appropriate supporting documentation if reasonably requested by the Administrative Agent, including, without limitation, any acquisition documents in connection with such acquisition, opinions of counsel, including FCC counsel, in connection therewith and copies of an FCC consent on Form 732 (or any comparable form issued by the FCC) relating to the transfer of control or assignment of the Station Licenses of any acquired Broadcast Station to the Borrower or its Subsidiary and, unless the Administrative Agent shall otherwise agree, such consent shall have become a Final Order.

                  "Permitted Borrower Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Tranche B Term Loan Lender to make a Tranche B Term Loan to the Permitted Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Permitted Borrower Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A attached hereto. The aggregate amount of the Permitted Borrower Tranche B Term Loan Commitments on the Effective Date is $83,000,000.

                  "Permitted Issuance": (a) the issuance by Holdings of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of Holdings or pursuant to any dividend reinvestment plan, (b) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings or any Subsidiary of Holdings, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities in accordance with their terms permitted hereunder and under the other Loan Documents, (d) the issuance to Holdings or any Subsidiary (or any director, with respect to directors' qualifying shares) by any of its Subsidiaries of any of their respective Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock issued to Holdings or any Subsidiary is pledged to the Administrative Agent pursuant to the applicable Loan Document (provided that (i) only 65% of the voting Capital Stock of any foreign Subsidiary of the Borrower is required to be so pledged and (ii) no voting Capital Stock of any foreign Subsidiary of any other foreign Subsidiary is required to be so pledged), (e) the issuance by Holdings of shares of its common stock in connection with a Permitted Acquisition, and (f) cash payments made in lieu of issuing fractional shares of Holdings Capital Stock in an aggregate amount not to exceed $100,000.

                  "Permitted Redemptions": (a) the Holdings Discount Notes Refinancing; and (b) any payment, prepayment, redemption or purchase made on or after the Effective Date by Holdings or Borrower of (i) principal of or accrued interest on any Holdings Discount Indebtedness, Senior Subordinated Indebtedness and Senior Unsecured Indebtedness or
         (ii) LIN TV Common Stock, in each case, at a price not in excess of fair market value thereof and which, in the aggregate, shall not exceed $50,000,000.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Debt Securities": as defined in the Guarantee and Collateral Agreement.

                  "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

                  "Pricing Grid":  the pricing grid as follows:

                   Revolving Credit Loans and Swingline Loans

                                                  APPLICABLE                            REVOLVING
                                                  MARGIN FOR        APPLICABLE       CREDIT FACILITY
                                                  EURODOLLAR        MARGIN FOR          COMMITMENT
     CONSOLIDATED LEVERAGE RATIO                    LOANS           ABR LOANS              FEE
----------------------------------------          -----------       ----------       ---------------
Level 1:     Greater than or equal to
             6.50 to 1.00                            2.75%            1.75%                0.750%

Level 2:     Greater than or equal to
             6.00 to 1.00 and less than

                                                  APPLICABLE                            REVOLVING
                                                  MARGIN FOR        APPLICABLE       CREDIT FACILITY
                                                  EURODOLLAR        MARGIN FOR          COMMITMENT
     CONSOLIDATED LEVERAGE RATIO                    LOANS           ABR LOANS              FEE
----------------------------------------          -----------       ----------       ---------------
             6.50 to 1.00                            2.50%            1.50%                0.750%

Level 3:     Greater than or equal to
             5.50 to 1.00 and less than
             6.00 to 1.00                            2.25%            1.25%                0.500%

Level 4:     Greater than or equal to
             5.00 to 1.00 and less than
             5.50 to 1.00                            2.00%            1.00%                0.500%

Level 5:     Greater than or equal to
             4.50 to 1.00 and less than
             5.00 to 1.00                            1.75%            0.75%                0.500%

Level 6:     Less than 4.50 to 1.00                  1.50%            0.50%                0.375%

                              Tranche B Term Loans

                                                                    APPLICABLE
                                                                    MARGIN FOR        APPLICABLE
                                                                    EURODOLLAR        MARGIN FOR
            CONSOLIDATED LEVERAGE RATIO                                LOANS          ABR LOANS
--------------------------------------------------                  -----------       ----------
Level 1:     Greater than or equal to 5.25 to 1.00                     2.25%            1.25%

Level 2:     Less than 5.25 to 1.00                                    2.00%            1.00%

         Changes in the Applicable Margin and the Commitment Fee Rate with respect to Revolving Credit Loans and Swingline Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the day (the "Adjustment Date") of receipt by the Administrative Agent of the financial statements delivered pursuant to subsection 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, at the option of the Administrative Agent or the Required Lenders, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be determined by reference to "Level 1". Each determination of the Consolidated Leverage Ratio pursuant to this paragraph shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements. The Applicable Margin for all Loans other than Incremental Term Loans for the period from the Effective Date to the date on which financial statements are delivered pursuant to subsection 6.1 for the period ended December 31, 2002 shall be determined based on the Consolidated Leverage Ratio set forth on the certificate delivered to the Administrative Agent on the Effective Date pursuant to subsection 5.1(i).

                  "Prime Rate": as defined in the definition of the term "ABR".

                  "Projections": as defined in subsection 6.2(c).

                  "Properties": as defined in subsection 4.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Qualified Issuer": any commercial bank (a) which has, or whose obligations are guaranteed by an affiliated commercial bank which has, capital and surplus in excess of $500,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Services or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "Recovery Event": any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding or deed in lieu thereof relating to any Property of Holdings or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields gross proceeds to Holdings or any of its Subsidiaries of less than $5,000,000.

                  "Refunded Swingline Loans": as defined in subsection
         2.4(c)(ii).

                  "Register":  as defined in subsection 10.6(b).

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to subsection 2.9(d) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower

         (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business, provided that to the extent the Net Cash Proceeds of an Asset Sale relate to the sale of a Broadcasting Asset sold in accordance with subsection 7.5(h) or exchanged in accordance with subsection 7.5(i) or relate to a Recovery Event with respect to a Broadcasting Asset, the Borrower may deliver a Reinvestment Notice with respect to such Net Cash Proceeds only to the extent such Net Cash Proceeds shall be used to make a Permitted Acquisition pursuant to subsection 7.5(h) or to pay cash consideration in connection with an Asset Swap Transaction pursuant to subsection 7.5(i).

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount, provided that if the Reinvestment Notice with respect to such Reinvestment Event relates to the acquisition of a new Station by the Borrower or any of its Subsidiaries (whether as a result of a Permitted Acquisition, an Asset Swap Transaction or otherwise) and the Borrower or such Subsidiary has filed within 365 days of the Reinvestment Event an application with the FCC for the approval of the transfer of control or assignment of the Station License of such acquired Station, the period specified in paragraph (a) shall be extended to a period equal to five Business Days after the time required for the FCC to issue a Final Order relating to the transfer of control of such Station License.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Replacement Guarantor Pledge Agreement": as defined in the credit agreement governing the Joint Venture Loan.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations issued pursuant to
         Section 4043(b) of ERISA.

                  "Required Lenders": Lenders, other than Non-Funding Lenders, which collectively are the holders of more than 50% of the sum of (i) the Loans and (ii) the aggregate unused Revolving Credit Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit (other than Swingline Loans).

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws or rules, regulations or orders, whether addressed to Holdings, the Borrower or any of its Subsidiaries, of the FCC) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, the president, any vice president or senior vice president, the treasurer or any assistant treasurer, the secretary or assistant secretary and the chief financial officer (or officer having comparable duties) of the Borrower or the Permitted Borrower, as the case may be.

                  "Restricted Payment" as defined in subsection 7.6.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender, if any, to make Revolving Credit Loans, and to participate in Swingline Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Revolving Credit Commitments as of the Effective Date is $191,888,888.90.

                  "Revolving Credit Commitment Period": the period from and including the Original Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of the term "Facility".

                  "Revolving Credit Lender": each Lender which has a Revolving Credit commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), Revolving Credit Loans or has participations in outstanding Letters of Credit or Swingline Loans.

                  "Revolving Credit Loans": as defined in subsection 2.4(a).

                  "Revolving Credit Note": as defined in subsection 10.6(f).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be earlier terminated pursuant hereto.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Swingline Exposure at such time.

                  "Scheduled Revolving Credit Termination Date": March 31, 2005.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Indebtedness": the Senior Subordinated Notes, the Additional Senior Subordinated Notes and any unsecured senior subordinated Indebtedness of the Borrower the proceeds of which shall be used to refinance in full all of the Senior Subordinated Notes, the Additional Senior Subordinated Notes or other Senior Subordinated Indebtedness outstanding, provided such refinancing Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the tenth anniversary of the Original Closing Date, (b) no financial maintenance covenants, (c) such other terms and conditions (including without limitation, interest rate, events of default, subordination and covenants) as shall be reasonably satisfactory to the Administrative Agent and (d) any permanent refinancing shall not be less favorable to the Borrower and the Lenders as the Senior Subordinated Notes or the Additional Senior Subordinated Notes, respectively, taken as a whole.

                  "Senior Subordinated Note Indenture": the indenture dated the Original Closing Date entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes or any other indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of any other Senior Subordinated Indebtedness, together with all instruments and other agreements entered into by the Borrower and such Subsidiaries in connection therewith, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.9.

                  "Senior Subordinated Notes": the Borrower's 8 3/8% Senior Subordinated Notes due 2008 issued on the Original Closing Date (and shall include any substantially identical senior subordinated notes of the Borrower in the same aggregate principal amount issued after the Original Closing Date in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Subordinated Note Indenture).

                  "Senior Unsecured Indebtedness": the Senior Unsecured Notes and any unsecured senior indebtedness of the Borrower the proceeds of which shall be used to refinance in full all of the Senior Unsecured Notes or other Senior Unsecured Indebtedness outstanding, provided such refinancing Indebtedness has (a) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to January 15, 2008, (b) no financial maintenance covenants, (c) such other terms and conditions (including, without limitation, interest rate, events of default and covenants) as shall be reasonably satisfactory to the Administrative Agent and (d) any permanent refinancing shall not be less favorable to the Borrower and the Lenders as the Senior Unsecured Notes taken as a whole.

                  "Senior Unsecured Notes": the Borrower's 8% Senior Unsecured Notes due 2008 issued on June 14, 2001 (and shall include any substantially identical senior unsecured notes of the Borrower in the same aggregate principal amount issued thereafter in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Unsecured Notes Indenture).

                  "Senior Unsecured Notes Indenture": the indenture dated June 14, 2001 entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Unsecured Notes or any indenture to be entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of any other Senior Unsecured Indebtedness, together with all instruments and other agreements entered into by the Borrower and its Subsidiaries in connection therewith, all in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 7.9.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Sinking Fund Payment": the redemption of Holdings Discount Notes required to be made by the terms thereof on March 1, 2003 in an amount equal to $125,000,000.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "Station Licenses": (a) with respect to the Borrower or any of its Subsidiaries, all authorizations, licenses or permits issued by the FCC and granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower or any of its Subsidiaries has the right to operate any Station, together with any extensions or renewals thereof and (b) with respect to any other Person, all authorizations, licenses or permits issued by the FCC and granted or assigned to such Person, or under which such Person has the right to operate any Broadcast Station, together with any extensions or renewals thereof.

                  "Stations": collectively, (a) the Broadcast Stations listed on
         Schedule 1.1D and (b) any additional Broadcast Station acquired after the Effective Date.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower party to the Guarantee and Collateral Agreement.

                  "Swingline Exposure": at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Revolving Credit Percentage of the aggregate Swingline Exposure at such time.

                  "Swingline Lender": as defined in the introductory paragraph of this Agreement.

                  "Swingline Loan Commitment": the obligation of the Swingline Lender to make Swingline Loans to the Borrower hereunder. The original amount of the Swingline Loan Commitment is $25,000,000.

                  "Swingline Loan Participation Certificate": a certificate in substantially the form of Exhibit H.

                  "Swingline Loans": as defined in subsection 2.4(c)(i).

                  "Swingline Note": as defined in subsection 10.6(f).

                  "Syndication Agent": as defined in the introductory paragraph of this Agreement.

                  "Term Commitments": the Tranche B Term Loan Commitments.

                  "Term Loans": the Tranche B Term Loans and the Incremental Term Loans made by the Lenders to the Borrower and the Permitted Borrower pursuant to subsection 2.1, as set forth under the respective headings opposite each applicable Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

                  "Term Notes": as defined in subsection 10.6(f).

                  "Test Period": any period of four consecutive fiscal quarters of the Borrower most recently ended.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                  "Tranche B Maturity Date": December 31, 2007; provided that if on any date occurring on or after June 30, 2007 (each such date, the "Tranche B Maturity Test Date") the maturity date for any Indebtedness then outstanding and evidenced by (i) the Senior Subordinated Notes due March 1, 2008, (ii) the Senior Unsecured Notes due January 15, 2008 or
         (iii) any other Senior Unsecured Notes or Senior Subordinated Notes shall fall within the six month period following such Tranche B Maturity Test Date, then the Tranche B Maturity Date shall be such Tranche B Maturity Test Date.

                  "Tranche B Term Loan Commitment": the sum of (i) the Borrower Tranche B Term Loan Commitment and (ii) the Permitted Borrower Tranche B Term Loan Commitment. The aggregate amount of the Tranche B Term Loan Commitments on the Effective Date is $175,000,000.

                  "Tranche B Term Loan Facility": as defined in the definition of the term "Facility".

                  "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made, or acquired pursuant to an assignment made in accordance with subsection 10.6(c), a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Effective Date, the percentage which the principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Tranche B Term Loans": as defined in subsection 2.1(a).

                  "Tranche B Term Note": any Term Note evidencing Tranche B Term Loans.

                  "Transferee": as defined in subsection 10.6(f).

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. (a) Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make term loans ("Tranche B Term Loans") to (i) the Borrower on the Effective Date in a principal amount not to exceed the Borrower Tranche B Term Loan Commitment of such Lender and (ii) the Permitted Borrower on the Effective Date in a principal amount not to exceed the Permitted Borrower Tranche B Term Loan Commitment of such Lender.

                  (b) The Borrower and all or certain of the Lenders may, up to five times during the period from the Effective Date to but excluding the Incremental Term Loan Termination Date, agree that such Lenders shall become Incremental Lenders or increase the principal amount of their Incremental Term Loans by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the respective Incremental Term Loan Amount of such Incremental Lenders, (ii) the applicable Incremental Term Loan Closing Date, (iii) the applicable Incremental Maturity Date, (iv) the amortization schedule for the applicable Incremental Term Loans, which shall comply with subsection 2.3(c) and (v) the Applicable Margin for the Incremental Term Loans to be made pursuant to such Incremental Term Loan Activation Notice, and which shall be otherwise duly completed. Each Incremental Lender that is a signatory to an Incremental Term Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make a term loan (an "Incremental Term Loan") to the Borrower on the Incremental Term Loan Closing Date specified in such Incremental Term Loan Activation Notice in a principal amount not to exceed the amount of the Incremental Term Loan Amount of such Incremental Lender specified in such Incremental Term Loan Activation Notice. Subject to the terms and conditions of this Agreement, the Borrower may convert Incremental Term Loans of one Type into Incremental Term Loans of another Type (as provided in subsection 2.10) or continue Incremental Term Loans of one Type as Incremental Term Loans of the same Type (as provided in subsection 2.10). Incremental Term Loans that are prepaid may not be reborrowed. Nothing in this subsection 2.1(b) shall be construed to obligate any Lender to execute an Incremental Term Loan Activation Notice. Notwithstanding the foregoing, the aggregate amount of Incremental Term Loans made after the Effective Date shall not exceed $150,000,000.

                  (c) The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and the Permitted Borrower, as applicable, and notified to the Administrative Agent in accordance with subsections 2.2 and 2.10.

                  2.2 Procedure for Term Loan Borrowing. (a) The Borrower and the Permitted Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Borrowing Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on such Borrowing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on such Borrowing Date, each Tranche B Term Loan Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 an amount in immediately available funds equal to the Tranche B Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower and the Permitted Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders in like funds as received by the Administrative Agent.

                  (b) The Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice of each borrowing of Incremental Term Loans (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (A) the amount and Type of Incremental Term Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. Each borrowing under the Incremental Term Loan Facility shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice with respect to an Incremental Term Loan from the Borrower, the Administrative Agent shall promptly notify each Incremental Lender thereof. Each Incremental Lender will make its respective Incremental Term Loan Amount available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the

Administrative Agent by the applicable Lenders and in like funds as received by the Administrative Agent.

                  2.3 Repayment of Tranche B Term Loans.

                  (a) Intentionally Deleted.

                  (b) The Tranche B Term Loan of each Lender made to the Borrower and the Tranche B Term Loan of each Lender made to the Permitted Borrower shall mature in 18 consecutive quarterly installments payable by the Borrower and the Permitted Borrower, respectively, on the last day of March, June, September and December of each year, commencing on September 30, 2003. Each such installment shall be (i) with respect to installments payable prior to the Tranche B Maturity Date, in an aggregate amount equal to such Lender's Tranche B Term Loan Percentage multiplied by (A) $250,000 in the case of payments on account of Tranche B Term Loans made to the Borrower and (B) $1,500,000 in the case of payments made on account of Tranche B Term Loans made to the Permitted Borrower and (ii) with respect to the installments payable by the Borrower and the Permitted Borrower on the Tranche B Maturity Date, in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the then outstanding aggregate principal amount of the Tranche B Term Loans of the Borrower and the Tranche B Term Loans of the Permitted Borrower, respectively.

                  (c) The Incremental Term Loans made after the Effective Date, if any, of each Incremental Lender shall mature in consecutive quarterly installments as specified in the Incremental Term Loan Activation Notice pursuant to which such Incremental Term Loans were made; provided that such Incremental Term Loans shall have a longer average weighted life than that of the outstanding Tranche B Term Loans and such Incremental Term Loans, taken as a whole.

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Swingline Exposure at such time and Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.5 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date. As of the Effective Date, the Revolving Credit Loans, Swingline Loans and Letters of Credit then outstanding shall be deemed to be outstanding under this Agreement and, in the case of the Revolving Credit Loans, subject to the same Interest Periods.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date and all outstanding Swingline Loans on the earlier of the

Revolving Credit Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

                  (c) (i) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans ("Swingline Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, provided that at no time may the Total Revolving Extensions of Credit exceed the aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the Swingline Loan Commitment by borrowing, prepaying, in whole or in part, and reborrowing the Swingline Loans, all in accordance with the terms and conditions hereof. All Swingline Loans shall be ABR Loans. The Borrower shall give the Swingline Lender irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Swingline Lender prior to 12:00 noon New York City time) on the requested Borrowing Date specifying the amount of the requested Swingline Loan which shall be in an aggregate minimum amount of $100,000, or a whole multiple of $25,000 in excess thereof. Each such notice shall be given by the Borrower in the form of Exhibit J. The proceeds of the Swingline Loan will be made available by the Swingline Lender to the Borrower at the office of the Swingline Lender by 2:00 p.m. New York City time on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying the Swingline Lender prior to 12:00 noon New York City time on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000, or a whole multiple of $25,000 in excess thereof.

                  (ii) The Swingline Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), and without regard to the minimum amounts in subsection 2.5, request each Revolving Credit Lender including the Swingline Lender to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (the "Refunded Swingline Loans"). Unless any of the events described in paragraph (f) of
Section 8 shall have occurred with respect to the Borrower (in which event the procedures of subparagraph (iii) of this subsection 2.4(c) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lender at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 p.m. New York City time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swingline Loans. Effective on the day such Revolving Credit Loans are made, the portion of such Loans so paid shall no longer be outstanding as Swingline Loans, shall no longer be due under any Swingline Note and shall be Revolving Credit Loans made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages. The Borrower authorizes the Swingline Lender to charge its accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such

Refunded Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (iii) If prior to the making of a Revolving Credit Loan pursuant to subparagraph (ii) of this subsection 2.4(c) one of the events described in paragraph (f) of Section 8 shall have occurred and be continuing with respect to the Borrower, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.4(c)(ii), purchase an undivided participating interest in the Refunded Swingline Loan in an amount equal to (i) its Revolving Credit Percentage times (ii) the Refunded Swingline Loans. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (iv) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it.

                  (v) Each Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.4(c)(ii) and to purchase participating interests pursuant to subsection 2.4(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower; (D) any breach of this Agreement or any other Loan Document by Holdings, the Borrower or any of its Subsidiaries or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (d) The Borrower shall have the right at any time to increase the Revolving Credit Commitments to an amount of not more than $235,000,000, with each such increase to be in an amount of not less than $10,000,000, (i) by requesting that one or more banks or other financial institutions or entities not parties to this Agreement become Lenders hereunder or (ii) by requesting that any Lender or Lenders already parties to this Agreement increase the respective amounts of such Lenders' Revolving Credit Commitments in accordance with this Agreement; provided, that the addition of any bank, financial institution or other entity pursuant to clause (i) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

                  (e) Any additional bank, financial institution or other entity which elects to become a Lender party to this Agreement and provide a Revolving Credit Commitment, and any Lender which elects to increase its Revolving Credit Commitment, pursuant to clause (d) of this subsection 2.4 above shall execute a joinder or increase agreement in substantially the form attached hereto as Exhibit K with the Borrower and the Administrative Agent, whereupon such bank, financial institution or other entity shall become a Revolving Credit Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1A shall be deemed to be amended to add the name and Revolving Credit Commitment of such new Lender and to reflect the new Revolving Credit Commitment of such increasing Lender, effective on the date specified in such agreement.

                  (f) Any increase in the Revolving Credit Commitments under the Facility pursuant to this subsection 2.4 shall not be effective unless:

                  (1) no Default or Event of Default shall have occurred and be continuing on the effective date of such increase or after giving effect to such increase;

                  (2) each of the representations and warranties made by the Borrower and the Permitted Borrower in Section 4 shall be true and correct in all material respects on and as of such effective date with the same effect as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects on and as of such earlier date; and

                  (3) the Administrative Agent shall have received each of (A) a certificate of the corporate secretary or assistant secretary of the Borrower as to the taking of any corporate action necessary in connection with such increase and (B) an opinion or of counsel to the Borrower as to its corporate power and authority to borrow hereunder after giving effect to such increase and such other matters relating thereto as the Administrative Agent and its counsel may reasonably request.

         Each notice requesting an increase in the Revolving Credit Commitment pursuant to this subsection 2.4 shall constitute a certification to the effect set forth in clauses (1) and (2) of this subsection 2.4(f).

                  (g) No Lender shall at any time be required to agree to a request of the Borrower to increase its Revolving Credit Commitment hereunder.

                  (h) On the date any increase becomes effective pursuant to this subsection 2.4, (i) the Borrower agrees to prepay any outstanding Revolving Credit Loans with the proceeds of new Revolving Credit Loans in order to make the then outstanding Revolving Credit Loans ratable in accordance with the then effective Revolving Credit Commitments and (ii) the participating interests in the then outstanding Letters of Credit shall be deemed to be reallocated among the Revolving Credit Lenders in order to make the participating interests in each such Letter of Credit ratable in accordance with the then effective Revolving Credit Commitments (and interest and letter of credit commissions for any relevant period shall be paid to the Revolving Credit Lenders based on the allocation set forth in this paragraph).

                  2.5 Procedure for Revolving Credit Borrowing. Subject to subsection 2.8(b), the Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit

Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable written (or telephonic promptly confirmed in writing) notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such notice shall be given by the Borrower in the form of Exhibit J. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Original Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after March 3, 1998. For purposes of calculating commitment fees under this subsection 2.6(a) only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

                  (b) Intentionally deleted.

                  (c) The Borrower agrees to pay the Administrative Agent and the Joint Lead Arrangers the fees in the amounts and on the dates agreed to in writing by the Borrower and the Administrative Agent and Joint Lead Arrangers.

                  2.7 Termination or Reduction of Commitments. (a) The Tranche B Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Effective Date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Termination Date.

                  (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction with respect to Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Swingline Loans and the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any reduction pursuant to this subsection 2.7(b) shall be in an amount equal to $1,000,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 2.7(b), the Administrative Agent shall promptly notify each Revolving Credit Lender and the Swingline Lender, as applicable, of the contents thereof).

                  2.8 Optional Prepayments. (a) The Borrower or the Permitted Borrower, in the case of the Tranche B Term Loans, may at any time and from time to time prepay its Loans, in whole or in part, without premium or penalty, upon irrevocable written (or telephonic promptly confirmed in writing) notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower or the Permitted Borrower, as applicable, shall also pay any amounts owing pursuant to subsection 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments (other than as contemplated in subsection 2.8(b)) of Eurodollar Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments (other than of a Swingline Loan or as contemplated by subsection 2.8(b)) of ABR Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 thereof. Optional prepayments on account of the Term Loans shall be allocated among the Term Loans under the Tranche B Term Loan Facility and the Incremental Term Loan Facility ratably based on the outstanding principal amount of the Term Loans under each such Facility and applied to the then remaining installments under each such Facility in accordance with subsection 2.15(d). Any optional prepayment of the Tranche B Term Loans made by the Borrower will be allocated to the Tranche B Term Loans made to the Borrower and any optional prepayment of the Tranche B Term Loans made by the Permitted Borrower will be allocated to the Tranche B Term Loans made to the Permitted Borrower, in each case, in accordance with subsection 2.15(d).

                  (b) In the event that the Borrower specifies in the Reinvestment Notice with respect to the sale of any Broadcasting Asset that the Borrower will apply the Net Cash Proceeds of such sale to the temporary repayment of Revolving Credit Loans pursuant to this subsection 2.8(b), the Borrower shall apply such Net Cash Proceeds to the repayment of Revolving Credit Loans as provided in subsection 2.8(a), without giving effect to any minimum repayment amounts set forth therein. Any such repayment is referred to herein as a "Broadcasting Asset Temporary Repayment". The Borrower may from time to time reborrow all or a portion of the amount prepaid pursuant to any Broadcasting Asset Temporary Repayment if (i) such borrowing complies with all the procedures for borrowing set forth in subsection 2.5 and (ii) promptly upon the receipt of the proceeds of such borrowing, the Borrower (A) applies such proceeds to make a Permitted Acquisition, (B) deposits such proceeds in a cash collateral account with the Administrative Agent as contemplated by subsection 2.9(b) or (C) applies such proceeds to the prepayment of Term Loans and the permanent reduction of Revolving Credit Commitments in the manner specified in such subsection 2.9(d). So long as any portion of any Broadcasting Asset Temporary Repayment has not been reborrowed, the Borrower shall not be entitled to borrow, and no Lender shall be entitled to make, Revolving Credit Loans or Swingline Loans if after giving effect thereto the aggregate amount of outstanding Revolving Extensions of Credit at such time would exceed an amount equal to (i) the aggregate amount of the Revolving Credit Commitments at such time minus (ii) the aggregate amount of all Broadcasting Asset Temporary Repayments that have not been reborrowed at such time.

                  2.9 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock (other than a Permitted Issuance) or Indebtedness shall be issued or Incurred in accordance with subsection 7.2(g) by Holdings, the Borrower or any of its Subsidiaries, an amount equal to the lesser of (i) 50% of the Net Cash Proceeds thereof and (ii) an amount sufficient to enable the Borrower to reduce the Consolidated Leverage Ratio to 5.00 to 1.00 as of the last day of the most recent Test Period shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and, to the extent of any excess, to the repayment of any outstanding Total Revolving Extensions of Credit in accordance with subsection 2.9(d), provided that if, at the time of such issuance or Incurrence, the Consolidated Leverage Ratio as of the last day of the most recent Test Period is less than 5.00 to 1.00, no such prepayment or repayment shall be required in respect of such issuance or Incurrence.

                  (b) If on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied, within five Business Days after such date, toward the prepayment of the Term Loans and, to the extent of any excess, to the repayment of any outstanding Total Revolving Extensions of Credit in accordance with subsection 2.9(d), provided that if a Reinvestment Notice shall be delivered in respect thereof (i) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and, to the extent of any excess, the prepayment of the outstanding Total Revolving Extensions of Credit in accordance with subsection 2.9(d) and (ii) if such Net Cash Proceeds relate to an Asset Sale pursuant to subsection 7.5(h) or an Asset Swap Transaction pursuant to subsection 7.5(i) and a Reinvestment Notice has been delivered in connection therewith, pending such Reinvestment Prepayment Date, such Net Cash Proceeds shall be (A) applied to the repayment of Revolving Credit Loans pursuant to subsection 2.8(b) to be reborrowed by the Borrower, subject to compliance by the Borrower at the time of such reborrowing with the terms and conditions of this Agreement, to make a Permitted Acquisition or as cash consideration in connection with an Asset Swap Transaction or (B) deposited in a cash collateral account with the Administrative Agent (the proceeds of which will be invested by the Administrative Agent in Cash Equivalents at the request of the Borrower) to be released by the Administrative Agent at the request of the Borrower, subject to compliance by the Borrower at the time of such release with the terms and conditions of this Agreement, to make a Permitted Acquisition or as cash consideration in connection with an Asset Swap Transaction, provided further, that, notwithstanding subsection 2.9(d), if, at the time of receipt of such Net Cash Proceeds, the Consolidated Leverage Ratio as of the last day of the most recent Test Period is (i) less than 5.00 to 1.00 and greater than or equal to
4.00 to 1.00, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied as set forth in subsection 2.9(d) and (ii) less than 4.00 to 1.00, no such prepayment or reduction shall be required in respect of such Net Cash Proceeds (provided that amounts not required to be applied toward the prepayment of the Term Loans and, if applicable, the prepayment of the Total Revolving Extensions of Credit pursuant to clauses (i) and (ii) above shall be reinvested in the business of the Borrower or any of its Subsidiaries in a manner permitted by subsection 4.08 of the Senior Subordinated Note Indenture or subsection 4.08 of the Senior Unsecured Notes Indenture (or any comparable section after the Effective Date) on or prior to the 179th day after receipt of such Net Cash Proceeds, and any amounts not so reinvested on or prior to such time shall be applied first, toward the prepayment of the Term Loans and, second, to the prepayment of the Total Revolving Extensions of Credit prior to the 180th day after receipt thereof).

                  (c) Intentionally deleted.

                  (d) Prepayments of the Term Loans and Total Revolving Extensions of Credit required by the provisions of this subsection 2.9 shall be applied:

                  first, to the prepayment of the Incremental Term Loans and the Tranche B Term Loans ratably based on the principal amount of the Term Loans outstanding under each such Facility (prepayments to the Tranche B Term Loans shall be allocated first to the Tranche B Term Loans made to the Borrower and then, to the extent of any excess, contributed to the Permitted Borrower for payment by the Permitted Borrower of the Tranche B Term Loans made to the Permitted Borrower, provided that any mandatory prepayment resulting from any Asset Sale or Recovery Event relating to the assets or property of the Permitted Borrower or any of its Subsidiaries shall be applied first to the outstanding Tranche B Term Loans made to the Permitted Borrower and then, to the extent of any excess, to the outstanding Tranche B Term Loans made to the Borrower); and

                  second, to repay Total Revolving Extensions of Credit as follows: (i) first to repay outstanding Swingline Loans, (ii) second, to the repayment of the Revolving Credit Loans and (iii) third, if any Letters of Credit are then-outstanding, to deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent.

The application of any prepayment pursuant to this subsection 2.9 shall be made first to ABR Loans and second to Eurodollar Loans. Amounts prepaid on account of the Term Loans (i) shall be applied to the then remaining installments of the Term Loans under the applicable Facility ratably based on the number of such installments under such Facility and (ii) may not be reborrowed. In no event shall any prepayment required pursuant to subsection 2.9 result in the reduction of the available commitments under the Incremental Term Loan Facility or the Revolving Credit Facility.

                  (e) Intentionally deleted.

                  (f) Notwithstanding the foregoing provisions of this subsection 2.9, if at any time the mandatory prepayment of any Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrower or the Permitted Borrower, as the case may be, incurring costs under subsection 2.16, 2.17 or 2.18 as a result of Eurodollar Loans ("Affected Eurodollar Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 2.18, then, the Borrower or the Permitted Borrower, as the case may be, may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower or the Permitted Borrower, as the case may be, to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loan that is a Eurodollar Loan (or such earlier date or dates as shall be requested by the Borrower or the Permitted Borrower, as the case may be), to repay an aggregate principal amount of such Loan equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

                  2.10 Conversion and Continuation Options. (a) The Borrower and the Permitted Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election (but no later than 12:00 Noon, New York City time on the Business Day immediately prior to such election), provided that unless the Borrower or Permitted Borrower, as applicable, elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loans related costs to be incurred by the Borrower or Permitted Borrower under this Agreement with respect to any prepayment or conversion of such Eurodollar Loans prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower and the Permitted Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written (or telephonic promptly confirmed in writing) notice of such election by 12:00 Noon, New York City time (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower or Permitted Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the final scheduled termination or maturity date of any Facility, and provided further that if the Borrower or Permitted Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.11 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, (b) no more than six Eurodollar Tranches under a particular Facility shall be outstanding at any one time and (c) no more than ten Eurodollar Tranches in the aggregate shall be outstanding at any one time.

                  2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Upon the occurrence and during the continuance of an Event of Default under subsection 8(a), (i) all outstanding Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (A) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 2% or (B) in the case of Reimbursement Obligations, overdue interest, commitment fee or other amount payable at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after judgment as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 2.12 shall be payable from time to time on demand.

                  2.13 Computation of Interest and Fees. (a) Interest, fees and other amounts payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower, the Permitted Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower, the Permitted Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower, the Permitted Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsections 2.12.

                  2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower and the Permitted Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower, the Permitted Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted to ABR Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted delivery of such notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower or the Permitted Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower or, in the case of the Tranche B Term Loan Facility, the Permitted Borrower, from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made, with regard to the applicable Facility, pro rata according to the respective Tranche B Term Loan Percentages, Incremental Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

                  (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower or, as the case may be, the Permitted Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; third, to the payment of fees due and payable under subsections 2.6 and 3.3, ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Commitment of each Revolving Credit Lender, the Tranche B Term Loan Lenders in accordance with the Tranche B Term Loan Commitments of each Tranche B Term Loan Lender and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.3(a); fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in first through fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

                  (c) If any Revolving Credit Lender (each, a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                  (i) with respect to Revolving Credit Loans, in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection 5.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the

         Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

                  (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

                  (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

                  (d) Subject to subsection 2.15(c) and subsection 2.9(d), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche B Term Loans and Incremental Loans made to the Borrower, and each payment (including each prepayment) by the Permitted Borrower on account of principal of and interest on the Tranche B Term Loans made to the Permitted Borrower, shall be made to the Term Loan Lenders pro rata according to the respective outstanding principal amounts of the applicable Term Loans then held by the applicable Term Loan Lenders. The amount of each payment by the Borrower on account of principal of and interest on the Tranche B Term Loans or Incremental Loans made to the Borrower shall be applied to reduce the then remaining installments of the Tranche B Term Loans or Incremental Loans made to the Borrower pro rata based upon the respective then remaining principal amounts thereof; the amount of each payment by the Permitted Borrower on account of principal of and interest on the Tranche B Term Loans made to the Permitted Borrower shall be applied to reduce the then remaining installments of the Tranche B Term Loans made to the Permitted Borrower pro rata based upon the respective then remaining principal amounts thereof.

                  (e) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans (other than the Term Loans) shall be made first to the Swingline Loans and then pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders (subject to subsection 2.4(h)).

                  (f) All payments (including prepayments) to be made by the Borrower or the Permitted Borrower, as the case may be, hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (i) of the definition of "Interest Period"). In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                  (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15(g) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                  2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Original Closing Date:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Non-Excluded Taxes covered by subsection 2.17 and (B) the establishment of a tax based on the net income of such Lender and changes in the rate of tax on the net income of such Lender or any branch profits imposed on such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.16, it shall promptly notify the Borrower or the Permitted Borrower, as the case may be, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower or the Permitted Borrower notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower or the Permitted Borrower of any increased cost pursuant to the foregoing provisions of this subsection 2.16(a), the Borrower or the Permitted Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with subsection 2.10 and shall, additionally, reimburse such Lender for any cost in accordance with subsection 2.18.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Original Closing Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender, to the Borrower or the Permitted Borrower, through the Administrative Agent, of a written request therefor, the Borrower or the Permitted Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this subsection 2.16, showing in reasonable detail the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by any Lender through the Administrative Agent shall be conclusive in the absence of manifest error, provided that the determination of such amounts shall be made in good faith in a manner generally consistent with such Lender's standard practices. The obligations of the Borrower and the Permitted Borrower pursuant to this subsection 2.16 shall survive the termination of this

Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  2.17 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower or Permitted Borrower, as the case may be, under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes), taxes imposed on branch profits imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or Permitted Borrower, as the case may be, shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of subsection 2.17(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding or to the extent such failure to establish a complete exemption from such withholding thereafter is attributable to the actions of such Lender. Whenever any Non-Excluded Taxes are payable by the Borrower or Permitted Borrower, as the case may be, as promptly as possible thereafter the Borrower or Permitted Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or Permitted Borrower showing payment thereof. If the Borrower or Permitted Borrower, as the case may be, fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection
2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  (b) Each Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower, the Permitted Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) three copies of either U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or

881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U. S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower or the Permitted Borrower, as the case may be, under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower, the Permitted Borrower or the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender (and, if applicable, any other Lender or Transferee) agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower or the Permitted Borrower, as the case may be, (for the benefit of the Borrower, the Permitted Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents, provided that in determining the reasonableness of such a request, such Lender shall be entitled to consider the cost of complying with such request (to the extent unreimbursed by the Borrower or the Permitted Borrower) that would be imposed on such Lender. Each Non-U.S. Lender shall promptly notify the Borrower or the Permitted Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Permitted Borrower, as the case may be (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection 2.17(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection 2.17(b) that such Non-U.S. Lender is not legally able to deliver. If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of Non-Excluded Taxes paid by the Borrower or the Permitted Borrower, as the case may be, it shall promptly pay such refund, together with any other amounts paid by the Borrower or the Permitted Borrower, as the case may be, in connection with such refunded Non-Excluded Taxes, to the Borrower or the Permitted Borrower, as the case may be, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided that the Borrower or the Permitted Borrower, as the case may be, agrees to promptly return such refund to the Administrative Agent or the applicable Lender if it receives notices from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.

                  2.18 Indemnity. The Borrower or the Permitted Borrower, as applicable, agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender actually incurs as a consequence of (a) withdrawal of notice given by the Borrower or the Permitted Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower or the Permitted Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b)failure by
the Borrower or the Permitted Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 2.18, showing in reasonable detail the calculation thereof, submitted to the Borrower or the Permitted Borrower, as applicable, by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  2.19 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower (for itself or on behalf of the Permitted Borrower), use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this subsection 2.19 shall affect or postpone any of the obligations of the Borrower or the Permitted Borrower or the rights of any Lender pursuant to subsection 2.16 or 2.17(a).

                  2.20 Replacement of Lenders under Certain Circumstances. If at any time (a) the Borrower or the Permitted Borrower, as the case may be, becomes obligated to pay additional amounts described in subsection 2.16 or 2.17 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 2.16, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Non-Consenting Lender" (as defined below in this subsection 2.20) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and reasonably acceptable to the Administrative Agent (and in the case of Revolving Credit Commitments or Revolving Loans, reasonably acceptable to the Issuing Lender and the Swingline Lender) for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 2.18 as though such Loans were being paid instead of being purchased), provided that
(i) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower or the Permitted Borrower, as the case may be, to find a replacement Lender or other such entity,

(ii) in the event of a replacement of a Non-Consenting Lender or a Lender to which the Borrower or the Permitted Borrower, as the case may be, becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Non-Consenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or
(B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 2.20, as the case may be, and (iii) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower or the Permitted Borrower, as the case may be, becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 2.20, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection
10.1 or all the Lenders with respect to a certain class of the Loans and (z) Required Lenders or more than 50% of the class of such Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Non-Consenting Lender". The Borrower's right to replace a Non-Funding Lender pursuant to this subsection
2.20 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

                  2.21 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by subsection 2.15 through and including subsection 2.18 is given by any Lender more than 90 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such subsections, such Lender shall not be entitled to compensation under such subsections for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender, provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent will furnish to the Revolving Credit Lenders (a) prompt notice of the issuance of each standby Letter of Credit and (b) a monthly report setting forth for the relevant month the total aggregate daily amount available to be drawn under commercial Letters of Credit that were outstanding during such month.

                  3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commission on the average daily face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility minus the fronting fee referred to below, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum of the average daily face amount of each Letter of Credit issued by the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the greater of the daily average Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof, provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in subsection 2.12(c).

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender (except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender), any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that, subject to the last sentence of this subsection 3.6, the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions or delays in transmission found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings, the Borrower and the Permitted Borrower hereby represent and warrant to the Administrative Agent, the Swingline Lender, the Issuing Lender and each Lender that:

                  4.1 Financial Condition. The audited consolidated financial statements of (a) Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries in each case as of and for the fiscal year ending December 31, 2001, reported on by PricewaterhouseCoopers LLP, and (b) the Permitted Borrower as of and for the fiscal year ending December 31, 2001, reported on by Cardona, Irizarry & Co. P.S.C., present fairly the consolidated financial condition of Holdings and the Borrower and the financial condition of the Permitted Borrower, respectively, and, in each case, the results of operations and cash flows as of such date and for such period. The unaudited consolidated financial statements of Holdings and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries, in each case as of and for the nine-month period ending September 30, 2002, certified by a Responsible Officer, present fairly the consolidated financial condition of Holdings and the Borrower, respectively, and the results of operations and cash flows as of such date and for such period (subject to normal year-end adjustments and any other adjustments described therein). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein and except that interim financial statements do not contain all of the footnote disclosures required by
GAAP). The most recent balance sheet referred to above reflects, as required by GAAP, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheet.

                  4.2 No Change. Since the date of the most recent audited financial statements delivered pursuant to subsection 4.1, there has been no (a) development or event which has had or could reasonably be expected to have a Material Adverse Effect, or (b) sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of its business or property, other than as disclosed on a report filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  4.3 Corporate Existence; Compliance with Law. Each of Holdings and its Subsidiaries (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower and the Permitted Borrower, to borrow and obtain other extensions of credit hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan

Documents to which it is a party and, in the case of the Borrower and the Permitted Borrower, to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) consents under immaterial Contractual Obligations and (iii) the filings referred to in subsections 4.19 and 10.17. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of any of the Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any of the Loan Parties or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. None of the Loan Parties is in default under or with respect to any of its Contractual Obligations (including the Joint Venture Documents) in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Loan Parties has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

                  4.9 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and to the knowledge of Holdings, the Borrower and the Permitted Borrower (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity of any Intellectual Property (nor does Holdings or the Borrower know of any valid basis for any such claim) and (b) the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of, and no Intellectual Property of the Borrower or any of its Subsidiaries is being infringed upon by, any Person.

                  4.10 Taxes. Each of the Loan Parties has filed or caused to be filed all Federal, Puerto Rican and all other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (a) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, and (b) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); and no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no material claim is being asserted, with respect to any such material tax, fee or other charge, other than those being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Loan Parties.

                  4.11 Federal Regulations. No Letters of Credit and no part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

                  4.12 Labor Matters. Except as set forth on Schedule 4.12, there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings and the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings and the Borrower, all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a

Material Adverse Effect: (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (b) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (c) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (d) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits in an amount that could reasonably be expected to have a Material Adverse Effect; (e) none of the Loan Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Loan Parties, none of the Loan Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Loan Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made;
(f) no such Multiemployer Plan is in Reorganization or Insolvent; (g) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower as of the Effective Date. Holdings has no Subsidiaries other than the Borrower.

                  4.16 Use of Proceeds. The proceeds of the Tranche B Term Loan made to the Borrower and all proceeds of Tranche B Term Loans received by a Subsidiary of the Borrower from the Permitted Borrower on the Effective Date will be used to (a) make a payment on the Effective Date to an account at the trustee under the Holdings Discount Notes Indentures, which payment shall be applied by such trustee to finance the Holdings Discount Notes Refinancing in accordance with the terms of the Holdings Discount Notes Redemption Notice and
(b) finance the fees and expenses incurred in connection therewith and with the Tranche B Term Loan Facility and this Agreement. The proceeds of the Tranche B Term Loan made to the Permitted Borrower on the Effective Date will be (a) used to repay in full intercompany indebtedness currently owed by the Permitted Borrower to its sole member and (b) applied by the Borrower and its Subsidiaries to make the payments described in the first sentence of this subsection 4.16. The proceeds of the Revolving Credit Loans, Swingline Loans and Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries.

                  4.17 Environmental Matters. Except as set forth on Schedule 4.17:

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect

                  (b) The business operated by the Borrower or any of its Subsidiaries (the "Business"), the Properties and all operations at the Properties are, and to the knowledge of Holdings and the Borrower have been, in compliance in all respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

                  (c) Neither Holdings, the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to result in the Borrower or any of its Subsidiaries incurring liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings or the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (f) There has been no release or, to the best knowledge of Holdings or the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Holdings or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders, or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (but excluding all projections and pro forma financial information and other estimates covered by the next sentence), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Effective Date, there is no fact known to any Loan Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) Except as described in subsection 10.16, the Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof. All actions have been taken on or prior to the Effective Date which are necessary to cause the Guarantee and Collateral Agreement to constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock and the Pledged Debt Securities, to Liens permitted by subsection 7.3.

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b) in accordance with subsection 10.17, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the

Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, subject to Liens permitted by subsection
7.3 (other than, with respect to Mortgaged Properties as of the Original Closing Date, subsections 7.3(g) and (q)).

                  4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

                  4.21 Senior Indebtedness. The Obligations, other than obligations under the Tranche B Term Loans made to the Permitted Borrower, will constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture and the Senior Unsecured Note Indenture. The obligations of each Subsidiary Guarantor and Holdings under the Guarantee and Collateral Agreement will constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor or Holdings under and as defined in the Senior Subordinated
Note Indenture.

                  4.22 Station Licenses. Schedule 4.22 accurately and completely lists as of the Effective Date, for each Station, all Station Licenses granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower and its Subsidiaries have the right to operate such Station. As of the Effective Date, the Station Licenses listed on Schedule 4.22 with respect to any Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Station, and the conduct of the business of the Borrower and its Subsidiaries with respect to such Station, as now conducted or proposed to be conducted. The Station Licenses listed on Schedule 4.22 will be, as of the Effective Date, issued in the name of, or validly assigned to the respective License Subsidiary for the Station being operated under authority of such Station Licenses and validly issued and in full force and effect, and the Borrower and its Subsidiaries will have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Extension of Credit on the Effective Date. The amendments to the Existing Credit Agreement effected hereby and the obligations of the Lenders to make or maintain Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, the Permitted Borrower, the Tranche B Term Loan Lenders and the Required Lenders (as defined in the Existing Credit Agreement) and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor.

                  (b) Holdings Discount Notes Redemption Notice. The Administrative Agent shall have received a copy of the irrevocable redemption notice (the "Holdings Discount Notes Redemption Notice") delivered to the holders of the Holdings Discount Notes on or prior to the Effective Date in accordance with the terms of the Holdings Discount Notes Indentures.

                  (c) Projections. The Lenders shall have received satisfactory projections (including written assumptions) for Holdings and its consolidated Subsidiaries for fiscal years 2003 through 2007 after giving effect to the making of the Tranche B Term Loans.

                  (d) Legal Opinion. The Administrative Agent and the Lenders shall have received a legal opinion from Covington & Burling, counsel for the Loan Parties, substantially in the form of Exhibit F.

                  (e) Closing Certificates. The Administrative Agent shall have received (i) a certificate of each of the Borrower and the Permitted Borrower, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation or formation, as applicable, certified as of a recent date by the Secretary of State of the State of Delaware and (ii) a long form good standing certificate issued as of a recent date by the Secretary of State of the State of Delaware.

                  (f) Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder, under the Existing Credit Agreement or under any other Loan Document. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

                  (g) Consents. All consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained, in each case without the imposition of any burdensome conditions, except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect.

                  (h) Officer Redemption Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of Holdings, dated the Effective Date, outlining the sources and amounts which Holdings plans to utilize, together with the proceeds of the Tranche B Term Loans, to effect the Holdings Discount Notes Refinancing.

                  (i) Consolidated Leverage Ratio Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, setting forth the Consolidated Leverage Ratio of the Borrower and its Subsidiaries based on (i) the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recent period of four consecutive fiscal quarters for which such information is available and (ii) Consolidated Total Debt as of the Effective Date after giving effect the Loans to be made on such date.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender, the Issuing Lender and the Swingline Lender to make any extension of credit requested to be made by it on any date (including, without limitation, extensions of credit on the Effective Date) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower or the Permitted Borrower hereunder shall constitute a representation and warranty by the Borrower or the Permitted Borrower, as applicable, as of the date of such extension of credit that the conditions contained in this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  Each of Holdings, the Borrower and (with respect to subsections 6.2(f), 6.3, 6.4, 6.5, 6.6 and 6.8 only) the Permitted Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Swingline Lender, the Issuing Lender or the Administrative Agent hereunder, each of Holdings, the Borrower and the Permitted Borrower shall and (except in the case of delivery of financial information reports and notices) shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent which shall in turn be promptly distributed by the Administrative Agent to the Lenders or, in the case of clause (c) hereof, upon the request of any Lender:

                  (a) as soon as available but in any event within 90 days after the end of each fiscal year of Holdings and the Borrower, as applicable, (i) a copy of the audited consolidated balance sheet of each of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, in each case setting forth in comparative form the figures for the previous year, and, in the case of clause (i), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings and the Borrower, as applicable (i) the unaudited consolidated balance sheet of each of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, in each case setting forth in comparative form the figures for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 15 days after receipt thereof, the information set forth in clauses (a),
         (b), (c) and (d) of Annex D to the Joint Venture Loan.

All such financial statements shall fairly present in all material respects the financial position of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as applicable, as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall in turn be promptly distributed by the Administrative Agent to the Lenders) or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsections 7.1 and 7.7, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to subsection 6.1(a) and 6.1(b),(i) a certificate of a Responsible Officer stating that, to such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) (A) a Compliance Certificate containing all information necessary for determining compliance by Holdings and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the relevant fiscal quarter or fiscal year and
         (B) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization, corporate name, corporate structure or Federal Taxpayer Identification Number of any Loan Party and a listing of any Intellectual Property arising under the laws of the United States (or any jurisdiction therein) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (B) (or, in the case of the first such list so delivered, since the Effective Date) and (iii) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to Holdings or any of its Subsidiaries;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, a detailed consolidated budget for Holdings and its consolidated Subsidiaries for such fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries, as applicable, as of the end of such fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the

         "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

                  (d) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by Holdings or any of its Subsidiaries, if such reports are publicly available and indicate any material adverse change in the business, operations or financial condition of Holdings or any of its Subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent (but only to the extent such reports are publicly available), and copies of any and all material notices and other material communications from the FCC or from any other Federal, state or local Governmental Authority with respect to Holdings or any of its Subsidiaries or any Station; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be, provided that notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

                  6.4 Conduct of Business and Maintenance of Existence, etc. (a) Except as contemplated by subsection 7.4, (i) continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its existence and (iii) take all reasonable action to preserve and maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, except (other than with respect to the Station Licenses), in the case of this clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and except if (A) in the reasonable business judgment of Holdings, the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such privileges, rights or franchises (other than the Station Licenses), and (B) such failure to preserve and maintain such privileges, rights or franchises (other than the Station Licenses) would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply in all material respects with the terms of all Station Licenses.

                  6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and accounts in accordance with sound business practices and (b) upon reasonable prior notice and at any reasonable time, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and, if reasonably requested, make copies of its contracts, books and records and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants, provided that the Administrative Agent or such Lender shall notify Holdings and the Borrower prior to any contact with such accountants and give Holdings and the Borrower the opportunity to participate in such discussions.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority and which has a reasonable likelihood of being adversely determined, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after Holdings or the Borrower knows or has reason to know thereof and if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to Holdings and its Subsidiaries taken as a whole: (i) the occurrence of any Reportable Event with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (f) the receipt by Holdings or any of its Subsidiaries of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Laws on any Mortgaged Properties or any other property owned, leased or utilized by Holdings or any of its Subsidiaries but only to the extent that such complaint, order, citation, notice or written communication individually could reasonably be expected to result in liability or an obligation under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws, and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete (or cause to be conducted and completed) in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  6.9 Intentionally deleted.

                  6.10 Additional Collateral, etc. (a) If at any time following the Effective Date the aggregate monetary value (as determined by aggregating the monetary value of each item or items of property so acquired on the date of the acquisition thereof) of all property (to the extent not already secured) of any nature whatsoever acquired by the Borrower or any Subsidiary after the Effective Date is in excess of $1,000,000 (other than (i) any Property described in paragraph (b) or (c) below and (ii) any Property subject to a Lien expressly permitted by subsection 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real estate acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by subsection 7.3(g), (j) or (q) (but in the case of clause (q), only to the extent of such Lien)), promptly (i) execute and deliver a first priority Mortgage (subject only to Liens permitted by subsection 7.3) in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate,
(ii) if reasonably requested by the Administrative Agent, provide the Lenders with a title report as well as a current ALTA survey thereof, together with a surveyor's certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall only be required to execute and deliver Mortgages and/or provide title reports and current ALTA surveys covering fee properties acquired after the Effective Date by the Borrower or its Subsidiaries with a fair market value at the time of such acquisition in excess of $1,500,000.

                  (c) With respect to any new Subsidiary created or acquired after the Effective Date by the Borrower or any of its Subsidiaries, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock and debt securities of such new Subsidiary which are owned by the Borrower or any of its Subsidiaries and required to be pledged pursuant to the Guarantee and Collateral Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock and debt securities, together with (A) in the case of such Capital Stock, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that notwithstanding the foregoing, only 65% of the voting Capital Stock of any direct foreign Subsidiary of Holdings, the Borrower or any domestic Subsidiary need be pledged under this clause (c), no voting Capital Stock of any foreign Subsidiary of any other foreign Subsidiary need be pledged under this clause (c) and no direct or indirect foreign Subsidiary shall become a Guarantor hereunder or shall be required to pledge any of its assets.

                  (d) Promptly, but in any event not later than 30 Business Days after the Administrative Agent or the Required Lenders, as applicable, shall have made a request contemplated by subsection 10.17, provide to the Administrative Agent in respect of each Mortgaged Property (i) a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance, provided that each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent with respect to each Mortgaged Property covered thereby (but not in excess of the fair market value thereof); (B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein or otherwise permitted by subsection 7.3 (other than subsections 7.3(g) and (q)); (C) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1992 (or equivalent policies) to the extent available in the applicable jurisdictions;
(E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request to the extent available in the applicable jurisdictions and available without material cost to the Borrower or its Subsidiaries; and (F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) and (ii) evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid or duly provided for.

                  (e) Upon the request of the Administrative Agent, to the extent permitted by applicable Requirements of Law at the time of such request, grant or cause its Subsidiaries to grant, to the Administrative Agent, a direct security interest in the Station Licenses within 30 days after receipt of such request, provided that to the extent FCC consent shall be required in connection with granting such security interest, such consent shall be requested within 30 days after receipt of such request and upon receipt of such FCC consent, such security interest shall be granted within 10 Business Days thereof.

                  (f) Upon the occurrence and during the continuance of (i) any Event of Default with respect to paragraph (a) of Section 8, (ii) any payment default with respect to any Senior Subordinated Indebtedness, Senior Unsecured Indebtedness or Holdings Discount Indebtedness or (iii) any Event of Default with respect to subsection 7.1, promptly, but in any event not more than 30 Business Days (subject to necessary approvals by the FCC), following the request of the Administrative Agent, cause the assets relating to each Station held by the Borrower to be transferred to its respective License Subsidiary or, at the election of the Administrative Agent, another Subsidiary that has no other assets or liabilities.

                  6.11 Intentionally deleted.

                  6.12 After-Acquired Stations. Unless the Borrower and the Administrative Agent shall otherwise agree, cause the Station License relating to each after-acquired Station to be held in a separate License Subsidiary, provided that to the extent the Borrower shall not have received FCC approval with respect to the foregoing at the scheduled closing of the acquisition of such Station, the Borrower shall comply with the foregoing requirement as soon as practicable following such acquisition (but in any event within 60 days after such acquisition).

                  6.13 Changes in Locations, Name, etc. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name (ii) in the jurisdiction of organization of any Loan Party, (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Unless the Borrower shall have provided to the Administrative Agent at least 15 days' prior written notice of any such change, the Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (as defined in the Guarantee and Collateral Agreement).

                         SECTION 7. NEGATIVE COVENANTS

                  Each of Holdings and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, neither Holdings nor the Borrower shall, or shall permit (except with respect to subsection 7.1) any of its Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth below opposite such period:

Period                                                        Consolidated Leverage Ratio
------                                                        ---------------------------
Effective Date to 03/31/04                                              6.25x

04/01/04 to 3/31/05                                                     5.75x

04/01/05 and thereafter                                                 5.25x

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio set forth below opposite such period:

Period                                                        Consolidated Interest Coverage Ratio
------                                                        ------------------------------------
Effective Date to 03/31/04                                                    2.00x

04/01/04 to 06/30/04 and thereafter                                           2.25x

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the completion of any Test Period to be less than 1.05x.

                  (d) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the last day of any Test Period to exceed 3.00x.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness among the Loan Parties (other than Holdings) arising as a result of intercompany loans;

                  (c) purchase money Indebtedness, provided that the aggregate amount of Indebtedness incurred pursuant to this subsection 7.2(c) shall not exceed $20,000,000 at any one time outstanding;

                  (d) Capital Lease Obligations, provided that the aggregate principal amount of Capital Lease Obligations incurred pursuant to this subsection 7.2(d) in any fiscal year of the Borrower, when added to the aggregate amount of other Capital Expenditures made during such fiscal year pursuant to subsection 7.7, shall not exceed the amount permitted to be expended during such fiscal year pursuant to subsection 7.7;

                  (e) Indebtedness (other than Senior Subordinated Indebtedness and Holdings Discount Indebtedness) outstanding on the Original Closing Date and listed on Schedule 7.2(e) to the Existing Credit Agreement and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof other than pursuant to the instrument creating such Lien without any modification thereof after the Effective Date);

                  (f) (i) indemnities and guarantees (including guarantees of Indebtedness if such Indebtedness is otherwise permitted hereunder) made in the ordinary course of business by the Borrower or any of its Subsidiaries, provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect, (ii) guarantees by Holdings or any of its Subsidiaries of (A) real property leases and (B) personal property operating leases, in each case entered into in the ordinary course of business by the Borrower or any of its Subsidiaries and (iii) indemnities in favor of the Persons issuing title insurance policies insuring the title to any property;

                  (g) (i) Senior Subordinated Indebtedness of the Borrower, (ii) Senior Unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $410,000,000, provided that the Net Cash Proceeds of the issuance of any Senior Unsecured Notes shall be applied to the prepayment of the Term Loans as provided in subsection 2.9 (other than to the extent that such issuance is made in accordance with subsection 7.9(a) to (i) effect a refinancing of any Senior Unsecured Notes or
         (ii) redeem Senior Subordinated Notes), (iii) Holdings Discount Indebtedness in an aggregate principal amount at maturity not to exceed $425,000,000 minus the aggregate principal amount of Holdings Discount Notes prepaid (other than to the extent that such issuance is made in accordance with subsection 7.9 to effect a refinancing of any Holdings Discount Notes except pursuant to any mandatory redemption), including pursuant to a mandatory redemption, at any time during the term of this Agreement, provided that the Net Cash Proceeds of the issuance of any Additional Holdings Discount Notes shall be contributed by Holdings to the Borrower as common equity and applied to the prepayment of the Term Loans as provided in subsection 2.9 (other than to the extent that such issuance is made in accordance with subsection 7.9 to effect a refinancing of any Holdings Discount Notes), and (iv) Guarantee Obligations of any Subsidiary Guarantor in respect of Indebtedness referred to in clause (i) or (ii) of this subsection 7.2(g), provided that (A) a Subsidiary Guarantor shall not guarantee any Senior Subordinated Indebtedness unless such guarantee of the Senior Subordinated Indebtedness is subordinated to the guarantee of such Subsidiary Guarantor of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes or Additional Senior Subordinated Notes, as applicable, and (B) a Subsidiary Guarantor shall not guarantee any Senior Subordinated Indebtedness or Senior Unsecured Indebtedness unless such guarantee of the Senior Subordinated Indebtedness or the Senior Unsecured Indebtedness, as the case may be, provides for the release and termination thereof, and is released and terminated, without action by any party, upon (I) the sale of all or substantially all of the assets of such Subsidiary Guarantor (including by way of an Asset Swap Transaction), (II) a sale of all of the equity interest in such Subsidiary Guarantor or (III) such Subsidiary Guarantor ceasing to be a Restricted Subsidiary (as defined in the Senior Subordinated Note Indenture or any Additional Senior Subordinated Notes Indenture or the Senior Unsecured Notes Indenture, as the case may be);

                  (h) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

                  (i) Indebtedness in respect of any Interest Rate Protection Agreements;

                  (j) Indebtedness (i) of the Borrower or any of its Subsidiaries to the seller on an unsecured basis representing the purchase price in a Permitted Acquisition or any Asset Swap Transaction in an aggregate amount for all Permitted Acquisitions and Asset Swap Transactions not to exceed $30,000,000, (ii) of the Borrower or any of its Subsidiaries that is not subordinated to the Obligations, assumed in connection with any Permitted Acquisition or any Asset Swap Transaction in an aggregate amount for all Permitted Acquisitions and Asset Swap Transactions not to exceed $30,000,000 and (iii) (A) of the Borrower and (B) of any Subsidiary of the Borrower, in each case that is subordinated to the Obligations and is assumed in connection with any Permitted Acquisition or any

         Asset Swap Transaction, in an aggregate amount for all Permitted Acquisitions and Asset Swap Transactions not to exceed $200,000,000 in the case of clause (A) and $30,000,000 in the case of clause (B), provided that in the case of this clause (iii), (A) after giving effect to the assumption of such Indebtedness, (I) no Default or Event of Default will have occurred and be continuing and no default or event of default shall have occurred and be continuing under the Senior Subordinated Note Indenture or the Senior Unsecured Note Indenture and
         (II) the Borrower shall be in compliance with all covenants contained in subsection 7.1, (B) the subordination provisions of such Indebtedness shall be reasonably satisfactory in all respects to the Administrative Agent (it being understood that, to the extent such subordination provisions are no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes, such terms shall be deemed satisfactory) (C) the aggregate amount of such Indebtedness, to the extent its terms provide for any maturity, amortization or mandatory redemption (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the date that is six months following the Tranche B Maturity Date, shall not exceed $100,000,000 and (D) the covenants and events of default relating to such Indebtedness shall be no more restrictive than those contained in this Agreement taken as a whole;

                  (k) Indebtedness of any Loan Party (other than Holdings) to any other Loan Party from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under subsections 7.5 and 7.8;

                  (l) Indebtedness subject to Liens permitted under subsections 7.3(a), (b), (c), (d) and (r);

                  (m) indemnities made in (i) the Loan Documents, the Joint Venture Documents or in any of the agreements contemplated hereby and thereby and (ii) the financial advisory agreement described in subsection 7.6(a)(iv), and in the corporate charter and/or bylaws or other comparable constituent documents of Holdings and its Subsidiaries; and

                  (n) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or one of its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, covenants, minor exceptions to title and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Mortgaged Properties, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on property, materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or (ii) which are set forth in the title reports delivered to the Administrative Agent on or prior to the Effective Date or after the Effective Date pursuant to subsection 6.10(b);

                  (f)  Liens in existence on the Effective Date listed on
         Schedule 7.3(f), securing Indebtedness permitted by subsection 7.2(e) (including refinancings, refundings, renewals and extensions of such Indebtedness as permitted by subsection 7.2(e)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Effective Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the Effective Date);

                  (g) (i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries permitted pursuant to subsections 7.2(c) and 7.2(d) (provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof after the Effective Date)) and (ii) Liens existing on any property or asset at the time of acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date at the time such Person becomes a Subsidiary (provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and
         (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be) and (iii) Liens securing Indebtedness of the Borrower or any of its Subsidiaries assumed in connection with a Permitted Acquisition or an Asset Swap Transaction in accordance with the terms of subsection 7.2(j)(ii);

                  (h)  Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                  (j) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                  (k) Liens imposed by operation of law with respect to any judgments or orders not constituting an Event of Default;

                  (l) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than 60 days) in an aggregate amount outstanding at any one time not in excess of $10,000,000;

                  (m) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (n) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                  (o) licenses (other than Station Licenses), leases or subleases permitted hereunder granted to others not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

                  (p) Liens on property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses (other than Station Licenses), subleases and leases permitted hereunder and granted to others and not interfering in any material respect in the business of Holdings or any of its Subsidiaries;

                  (q) Liens not otherwise permitted by this subsection 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $7,500,000 at any one time; and

                  (r) Liens granted by LIN Texas with respect to its interest in the LLC to GECC in connection with the Joint Venture Loan.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.10(f)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.10(f)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); provided, however, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (a) to the extent such merger or consolidation occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary and
         (ii) any Subsidiary may take any actions otherwise prohibited by this clause (a) to the extent necessary to comply with the requirements of subsection 6.10(f) or subsection 6.12;

                  (b) any Subsidiary of the Borrower (other than, except as set forth below, any License Subsidiary or, at any time after any of the conditions set forth in subsection 6.10(f)(i), (ii) or (iii) shall have occurred, any Subsidiary holding the assets and liabilities of any Station) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor; provided, however, that (i) a License Subsidiary and any Subsidiary holding the assets and liabilities of any Station may take any actions otherwise prohibited by this clause (b) to the extent any sale, transfer or other disposition occurs in contemplation of, and immediately preceding, a sale, transfer or other disposition (including an Asset Swap Transaction) of such License Subsidiary or other Subsidiary and (ii) any Subsidiary may take any actions otherwise prohibited by this clause (b) to the extent necessary to comply with the requirements of subsection 6.10(f) or subsection 6.12; and

                  (c) the Borrower may be merged or consolidated with or into a newly formed limited liability company with no assets or liabilities that is a Subsidiary of Holdings solely for the purposes of realizing certain tax benefits so long as Holdings shall take such actions as would be required under subsection 6.10(c) if such limited liability company were a Subsidiary of the Borrower.

                  7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables, leasehold interests and its interest in the LLC), whether now owned or hereafter acquired, except:

                  (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrower's business disposed of in the ordinary course of business;

                  (b) transfers resulting from any casualty or condemnation of property or assets;

                  (c) any sale or other transfer at fair market value of any property or assets constituting fixed assets for at least 75% cash, provided that the aggregate net cash proceeds of the sales and transfers on or after the Effective Date and made pursuant to this paragraph (c) in the aggregate do not exceed $5,000,000 in any fiscal year;

                  (d) intercompany sales or transfers of assets made in the ordinary course of business;

                  (e) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (f) licenses or sublicenses of intellectual property and general intangibles (other than any Station Licenses) and licenses, leases or subleases of other property (other than any Station Licenses) in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

                  (g)  dispositions permitted by subsection 7.4;

                  (h) the sale of any Broadcasting Asset for aggregate consideration equal to the fair market value of such Broadcasting Asset (as determined in good faith by the board of directors of the Borrower or the applicable Subsidiary), provided that (i) after giving effect to such sale, no Default or Event of Default exists or shall be continuing, (ii) at least 75% of such consideration received by the Borrower in respect thereof shall be in the form of cash and Cash Equivalents, (iii) the Net Cash Proceeds of such sale shall be applied in the manner prescribed by subsection 2.9(d) and (iv) (A) the Consolidated EBITDA of the Broadcasting Assets being sold on or after the Effective Date and pursuant to this subsection 7.5(h) (excluding Flint Broadcasting Assets) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding four-fiscal-quarter period (or, in the case of the fiscal quarters ended prior to December 31, 2003, in the period beginning January 1, 2003 and ended as of the most recently completed fiscal quarter) shall not exceed 25% of the Consolidated EBITDA of the Borrower for such four-fiscal-quarter period (or, in the case of the fiscal quarters ended prior to December 31, 2003, Consolidated EBITDA for the period beginning January 1, 2003 and ending as of the most recently completed fiscal quarter), (B) the Consolidated EBITDA of the Broadcasting Assets being sold on or after the Effective Date and pursuant to this subsection 7.5(h) (excluding Flint Broadcasting Assets) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding eight-fiscal-quarter period (or, in the case of fiscal quarters ended prior to December 31, 2004, in the period beginning January 1, 2003 and ended as of the most recently completed fiscal quarter) shall not exceed 40% of the Consolidated EBITDA of the Borrower for such eight-fiscal quarter period (or, in the case of fiscal quarters ended prior to December 31, 2004, Consolidated EBITDA for the period beginning January 1, 2003 and ending as of the most recently completed fiscal quarter) and (C) the Consolidated EBITDA of the Broadcasting Assets being sold on or after the Effective Date and pursuant to this subsection 7.5(h) (excluding Flint Broadcasting Assets) or exchanged pursuant to subsection 7.5(i) in such fiscal quarter and in the immediately preceding twenty-fiscal-quarter period (or, in the case of fiscal quarters ended prior to December

         31, 2007, in the period beginning January 1, 2003 and ended as of the most recently completed fiscal quarter) shall not exceed 60% of the Consolidated EBITDA of the Borrower for such twenty-fiscal-quarter period (or, in the case of fiscal quarters ended prior to December 31, 2007, Consolidated EBITDA for the period beginning January 1, 2003 and ending as of the most recently completed fiscal quarter); and

                  (i)  Asset Swap Transactions.

                  7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Holdings or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

                  (a) the Borrower may make the following Restricted Payments to Holdings, so long as no Event of Default (or with respect to clause
         (vi) below, any interest payment Default hereunder) has occurred and is continuing or would be continuing after giving effect to such Restricted Payment, provided that the Borrower shall be permitted to make the Restricted Payments in clauses (iii) and (iv) below notwithstanding any such Event of Default, unless, in the case of clause (iv), such Event of Default relates to a payment Default under subsection 8(a):

                           (i) payments, the proceeds of which shall be applied by Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for such professional services, or to pay franchise fees and similar costs; provided, however, any such administrative expenses shall not exceed an aggregate amount of $3,000,000 per fiscal year;

                           (ii) payments, the proceeds of which will be used to repurchase the Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, or any Subsidiary of Holdings, at a price not in excess of fair market value, in an aggregate amount following the Original Closing Date not in excess of $15,000,000, net of the proceeds received by Holdings as a result of any resales of any such Capital Stock or other securities;

                           (iii) payments, the proceeds of which will be used to
                  pay taxes of Holdings, the Borrower and its Subsidiaries as part of a consolidated, combined or unitary tax filing group or of the separate operations of Holdings;

                           (iv) payments, the proceeds of which will be used to pay fees to Hicks Muse & Co. Partners, L.P. in accordance with the terms of its financial advisory agreement contemplated by subsection 7.10(b)(ii);

                           (v) if such Restricted Payment is a purchase of Capital Stock or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case, made in order to fulfill the obligations of Holdings or any of its Subsidiaries under an employee stock purchase plan or similar plan covering employees of Holdings or any Subsidiary of Holdings as from time to time in effect in an aggregate net amount following the Original Closing Date not to exceed $15,000,000; and

                           (vi) at any time, the proceeds of which will be used to make Permitted Redemptions.

                  (b) any Subsidiary may make Restricted Payments to the Borrower or any of its Subsidiaries.

                  7.7 Limitation on Capital Expenditures. (a) Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding for any fiscal year $40,000,000, provided that 100% of any amount not used in any fiscal year may be carried forward into the next succeeding fiscal year (it being understood and agreed that no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose).

                  (b) In addition to the Capital Expenditures permitted pursuant to paragraph (a) of this subsection 7.7, to the extent such proceeds are not otherwise utilized pursuant to subsection 7.8(n) or 7.9(e), the Borrower and its Subsidiaries may make additional Capital Expenditures (which shall not be counted in the limitations set forth in paragraph (a) of this subsection 7.7) consisting of (i) the investment of Net Cash Proceeds not required to be applied pursuant to subsection 2.9, including with respect to the investment of the proceeds of the sale of assets which are permitted pursuant to subsection 7.5 and (ii) the investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended in December 1998 but, in each case, including the retained portion of Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied pursuant to subsection 2.9(c).

                  (c) Notwithstanding the foregoing, in no event shall Capital Expenditures be made by Holdings.

                  7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  Investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by subsection 7.2(f) and subsection 7.2(g)(iii);

                  (d)  Intentionally deleted;

                  (e) Investments (other than Permitted Acquisitions) by Holdings and its Subsidiaries in any of the Loan Parties, including any new Subsidiary which becomes a Loan Party;

                  (f) loans and advances by Holdings or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

                  (g) loans, advances or Investments in existence on the Effective Date and listed on Schedule 7.8(g), and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or Investment or (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or Investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

                  (h) Investments permitted by subsections 7.2(b), (f) and (1), subsections 7.4 and 7.6 and Capital Expenditures permitted by subsection 7.7;

                  (i) promissory notes and other similar non-cash consideration received by the Subsidiaries of Holdings in connection with the dispositions permitted by subsection 7.5, including equity interests received in connection with Asset Swap Transactions permitted by subsection 7.5(i);

                  (j) Investments in Interest Rate Protection Agreements in the ordinary course of the business of the Borrower or any of its Subsidiaries and not for purposes of speculation;

                  (k) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (l) in addition to Investments otherwise expressly permitted by this subsection, Investments made after the Effective Date by the Borrower and its Subsidiaries in an aggregate amount not exceeding $50,000,000 (valued at cost, without regard to any write down or write up thereof) at any one time outstanding;

                  (m) Investments after the Effective Date by the Borrower and its Subsidiaries constituting Permitted Acquisitions or Asset Swap Transactions;

                  (n) in addition to the foregoing, to the extent such proceeds are not otherwise utilized pursuant to subsection 7.7(b) or 7.9(e), the Subsidiaries of Holdings may make additional Investments (which shall not be counted in the limitations set forth above) as follows: (i) Investments consisting of the Investment of Net Cash Proceeds not required to be applied pursuant to subsection 2.9, including (A) with respect to the Investment of proceeds of the insurance and condemnation proceeds not required to be applied pursuant to subsection 2.9 and (B) with respect to the Investment of proceeds of the sale of assets which are permitted pursuant to subsection 7.5; and (ii) Investments consisting of the Investment of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended in December 1998 but, in each case, including the retained portion of the respective Excess Cash Flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) and not required to be applied pursuant to subsection 2.9(c);

                  (o) Investments in Holdings that are downstreamed to the Joint Venture within two Business Days solely for the purpose of curing any event of default under the Joint Venture Loan; and

                  (p)  Permitted Redemptions.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of (A) the Senior Subordinated Indebtedness (except (i) redemptions not to exceed $100,000,000 in the aggregate with the Net Cash Proceeds of Senior Unsecured Notes issued pursuant to subsection 7.2(g), (ii) pursuant to a Permitted Redemption or (iii) in connection with permanent refinancing of Senior Subordinated Indebtedness),
(B) the Holdings Discount Indebtedness (except pursuant to a Permitted Redemption or a permanent refinancing of Holdings Discount Indebtedness) or (C) the Senior Unsecured Indebtedness (except pursuant to a Permitted Redemption or a permanent refinancing of the Senior Unsecured Indebtedness), except in each case mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness, but only to the extent permitted under the subordination provisions, if any, applicable thereto;

                  (b) amend, supplement, waive or otherwise modify any of the provisions of any Senior Subordinated Indebtedness, the Senior Subordinated Note Indenture, any Senior Unsecured Indebtedness, the Senior Unsecured Notes Indenture, the Holdings Discount Indebtedness or the Holdings Discount Notes
Indentures:

                  (i) in the case of Senior Subordinated Indebtedness and the Senior Subordinated Note Indenture, which amends or modifies any subordination provisions contained therein;

                  (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                  (iii)which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject Holdings or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                  (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

                  (c) make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature;

                  (d) designate any Indebtedness (other than the Loans and the Senior Unsecured Indebtedness) as "Designated Senior Indebtedness" under any Senior Subordinated Indebtedness (including, without limitation, under the Senior Subordinated Note Indenture); or

                  (e) make any optional payment or prepayment on or redemption of or any payments in redemption, defeasance or repurchase of any Indebtedness that is subordinated to the Obligations and that is assumed in connection with a Permitted Acquisition or an Asset Swap Transaction pursuant to subsection 7.2(j)(iii) (except pursuant to a permanent refinancing of such Indebtedness), except (i) mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Indebtedness but only to the extent permitted under the subordination provisions, if any, applicable thereto, and (ii) the Borrower and its Subsidiaries may, to the extent such proceeds are not otherwise utilized pursuant to subsections 7.7(b) or 7.8(n), use cash consisting of the retained amount of Excess Cash Flow generated during prior fiscal years (beginning with Excess Cash Flow generated in the fiscal year ended December 1998 but, in each case, including the retained portion of the respective Excess Cash flow for only those periods where the respective Excess Cash Flow payment has theretofore occurred) to make voluntary prepayments on such Indebtedness in an aggregate amount, which, when added to the aggregate amount of all prior prepayments of such Indebtedness, shall not exceed $100,000,000.

                  7.10 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of Holdings or the relevant Subsidiary of Holdings, as the case may be, and (iii) upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  (b) In addition, notwithstanding the foregoing, Holdings and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                  (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of LIN TV and Holdings;

                  (ii) a financial advisory agreement with Hicks, Muse & Co. L.P. in a form approved by the board of directors of LIN TV and the payment of fees and expenses in connection therewith; and

                  (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal, immovable or movable, property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, provided that this subsection 7.11 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing permanent financing of such capital asset.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings or the Borrower to end on a day other than December 31, provided that Holdings and the Borrower may change such fiscal year upon the approval of the Administrative Agent or change Holdings' or the Borrower's method of determining fiscal quarters.

                  7.13 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture and any other agreement evidencing Senior Subordinated Indebtedness, (c) the Holdings Discount Notes Indentures and any other agreement evidencing the Holdings Discount Indebtedness, (d) any indenture evidencing Indebtedness permitted under subsection 7.2(j)(iii), (e) the Senior Unsecured Notes Indenture and any other agreement evidencing Senior Unsecured Indebtedness, (f) in the case of clause
(i) below only, any agreements governing any purchase money Liens Capital Lease Obligations, Liens permitted under subsection 7.3(j) or any other similar agreement or transaction otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, or (ii) pay dividends or make other distributions, or pay any Indebtedness owed, to Holdings, the Borrower or any of its Subsidiaries.

                  7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto (including, without limitation, in connection with any Permitted Acquisition, Asset Swap Transaction or otherwise).

                  7.15 Limitation on Amendments to Constituent and Joint Venture Documents. (a) Amend, supplement or otherwise modify its certificate of incorporation or by-laws unless such amendment, supplement or other modification does not adversely affect the interests of any

Lender in any material respect or (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the Joint Venture Loan Guarantee, the LLC Agreement or the LP Agreement or the Network Affiliation Agreements or consent to, or permit LIN TV to consent to, any amendment, supplement or other modification (pursuant to a waiver or otherwise) to the Joint Venture Loan or the Replacement Guarantor Pledge Agreement unless such amendment, supplement or other modification does not adversely affect the interests of any Lender in any material respect.

                  7.16 Limitations on Change in Holding Company Status. Permit Holdings or LIN TV to engage in any activities or incur any Indebtedness or Guarantee Obligations other than (a) in the case of Holdings (i) owning the stock of the Borrower, (ii) its activities incident to the performance of the Loan Documents, including its guarantee thereunder, (iii) transactions pursuant to or expressly contemplated by the Joint Venture Documents or this Agreement and (iv) its unsecured subordinated guarantee of any Senior Subordinated Indebtedness in accordance with the terms of this Agreement and (v) any Holdings Discount Indebtedness and (b) in the case of LIN TV (i) activities customarily carried out or required of a publicly-owned company and (ii) performance of its obligations pursuant to the Joint Venture Loan Guarantee.

                  7.17 Limitations on Changes in Station Affiliation. Without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, permit any Station (other than a Station that, on the Original Closing Date, was affiliated with United Paramount Network or Warner Brothers Network) to change its network affiliation if the percentage represented by such Station of Consolidated EBITDA for the twelve month period preceding the date of the proposed change (giving pro forma effect to any acquisitions or dispositions that have occurred since the beginning of such twelve month period as if such acquisitions or dispositions had occurred at the beginning of such twelve month period), together with the percentage represented by each such other Station that previously changed its network affiliation after the Effective Date of the Consolidated EBITDA for the twelve month period preceding the date of such previous change (determined on a pro forma basis as aforesaid), would exceed 40%.

                  7.18 Limitation on Minority Investments. Permit more than 15% of Consolidated EBITDA for any Test Period to be derived from minority investments in partnerships and local marketing agreements where the Borrower or any Wholly Owned Subsidiary is not the operating and control entity of the local marketing agreement.

                  7.19 Approval of Joint Venture Actions. Approve any corporate transaction involving the LLC or the LP that could reasonably be expected to materially and adversely impact the Lenders without the prior consent of the Required Lenders.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower or the Permitted Borrower, as applicable, shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other

         Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) Holdings, the Borrower or any of their Subsidiaries shall default in the observance or performance of any agreement contained in subsection 6.4(a)(ii), subsection 6.7(a), subsection 6.10(e) or (f), subsection 6.13 or Section 7 of this Agreement; or

                  (d) Holdings, the Borrower or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); or

                  (e) Holdings, the Borrower or any of its Subsidiaries shall
         (i) default in making any payment of any principal of or interest on any Indebtedness (other than pursuant to the Loan Documents) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, provided that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions (without duplication as to the same item of Indebtedness) of the type described in clauses
         (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its

         Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debt) as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title N of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by subsection 10.1) or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the

         Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document (including, without limitation, any Mortgage filed pursuant to subsection 10.17) shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

                  (j) A Change of Control shall occur or Holdings shall fail to own directly or indirectly, beneficially and of record, 100% of the Capital Stock of the Borrower free and clear of all Liens other than Liens in favor of the Lenders pursuant to the Loan Documents; or

                  (k) Holdings, the Borrower or any Subsidiary shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

                  (l) The principal broadcasting licenses of any Station, or any other material authorizations, licenses or permits issued by the FCC, shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified in each case in a manner which would have a Material Adverse Effect; or

                  (m) The Borrower or any of its Subsidiaries shall have received a notice of termination with respect to any Network Affiliation Agreements(or any alternative network affiliation agreement in compliance with this clause (m)) if the percentage represented by such Network Affiliation Agreement (for the Station in question) of Consolidated EBITDA for the 12-month period preceding the date of the termination (giving pro forma effect to any acquisitions or dispositions that have occurred since the beginning of such 12-month period as if such acquisitions or dispositions had occurred at the beginning of such 12-month period), would exceed 15%, unless, within 30 days after receipt of such termination notice, an alternative network affiliation agreement in form and substance reasonably satisfactory to the Required Lenders shall have been executed and delivered and come into effect prior to or concurrently with the termination date of such Network Affiliation Agreement; or any such Network Affiliation Agreement shall otherwise for any reason be terminated or cease to be in full force and effect; or

                  (n) The Borrower or any of its Subsidiaries shall default in the payment when due of any Film Obligations in an aggregate amount in excess of $2,000,000 and such default shall continue unremedied for a period of 150 or more days, except to the extent the same shall be contested in good faith and by proper proceedings and against which adequate reserves are being maintained; or

                  (o) Any Event of Default shall have occurred and be continuing with respect to the Joint Venture Loan and the lender thereunder shall have instituted proceedings against LIN TV with respect to the Joint Venture Loan Guarantee, the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Holdings or the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or any of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 8, the Borrower waives presentment, demand, protest or other notice of any kind.

                      SECTION 9. THE ADMINISTRATIVE AGENT

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto to the extent permitted by applicable law. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders), provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their pro rata share of the aggregate Revolving Credit Exposure, Term Loans outstanding and unused Commitments in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such share immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Co-Documentation Agents and Syndications Agent. Neither the Co-Documentation Agents or the Syndication Agent shall have any duties or responsibilities hereunder in their respective capacities as such.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. The Required Lenders and each Loan

Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment or Tranche B Term Loan Facilities, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this subsection 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the collateral or release all or substantially all of the Subsidiary Guarantors or Holdings from their obligations under the Guarantee and Collateral Agreement other than pursuant to a transaction permitted by this Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in subsection 5.2 without the written consent of the Majority Revolving Credit Facility Lenders; (iv) change the allocation of payments among the Tranche B Term Loan Facilities and the Incremental Term Loan Facilities, as applicable, specified in subsection 2.15(b) or the allocation of payments between the Facilities pursuant to subsection 2.9(d), in each case without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) amend the definition of the term "Majority Facility Lenders" or "Majority Revolving Credit Facility Lenders" or modify in any other manner the number, percentages or class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the consent of each Lender directly affected thereby; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (viii) amend, modify or waive any provision of subsection 2.4(c) without the written consent of the Swingline Lender. In furtherance of clause (iii) of this subsection 10.1, no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Loan Document, or of any Default or Event of Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 5.2 to the making of any Revolving Credit Loan have been satisfied unless the Majority Revolving Credit Facility Lenders shall have consented to such amendment or waiver. Any waiver and any amendment, supplement or modification in accordance with this subsection 10.1 shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Permitted Borrower, Holdings and the Administrative Agent, and as set forth on the signature pages hereto or in any Assignment and Acceptance in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

                  The Borrower, Holdings and the  c/o LIN Television Corporation
                  Permitted Borrower:             1 Richmond Square, Suite 230E
                                                  Providence, Rhode Island 02906
                                                  Attention: Deborah R. Jacobson
                                                  Telecopy: 401-454-0089

                  with copies to:                 Covington & Burling
                                                  1330 Avenue of the Americas
                                                  New York, New York 10019
                                                  Attention: John B. Maclay
                                                  Telecopy: 212-841-1010

                                                  Hicks, Muse, Tate & Furst
                                                  Incorporated
                                                  200 Crescent Court, Suite 1600
                                                  Dallas, Texas 75201
                                                  Attention: Peter S. Brodsky
                                                  Telecopy: 214-720-7888

                                                  Hicks, Muse, Tate & Furst
                                                  Incorporated
                                                  200 Crescent Court, Suite 1600
                                                  Dallas, Texas 75201
                                                  Attention: Darron K. Ash
                                                  Telecopy: 214-720-7888

                  The Administrative              JPMorgan Chase Bank
                  Agent:                          One Chase Manhattan Plaza
                                                  New York, New York 10081
                                                  Attention: Janet Belden
                                                  Telecopy: 212-552-5658

                  with a copy to:                 JPMorgan Chase Bank
                                                  270 Park Avenue, 4th Floor
                                                  New York, New York 10017
                                                  Attention: Tracey Ewing
                                                  Telecopy: 212-270-4584
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Joint Lead Arrangers for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Tranche B Term Loans and any documents prepared therewith, including without limitation, the reasonable fees and disbursements of a single counsel to the Joint Lead Arrangers, (c) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel of all the Lenders, (d) to pay, indemnify, and hold harmless each Lender, the Administrative Agent and each Joint Lead Arranger from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other documents, from material breach by the indemnitee of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) neither the Borrower nor the Permitted Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or the Permitted Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under subsection 8(a) or (f) has occurred and is continuing, any other Person; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Tranche B Term Loan Facility, $1,000,000) unless each of the Borrower and the Administrative

         Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under subsection 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) assignments need not be ratable as among the Facilities, provided that any assignment with respect to the Tranche B Term Loan Facility shall be made ratably as between the Tranche B Term Loans of the Borrower and the Tranche B Term Loans of the Permitted Borrower;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

                  (D) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

                  For the purposes of this subsection 10.6, the terms "Approved Fund" has the following meaning:

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, and subject to paragraph (b)(vi) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.16, 2.17, 2.18 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (vi) Any Assignee that is a Non-U.S. Lender shall not be entitled to the benefits of subsection 2.17 unless such Assignee complies with subsection 2.17(b). In no event shall an Assignee be entitled to receive any greater payment under subsection 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive as of the date of the assignment with respect to the Loan, Commitment or L/C Obligation (or portion of any thereof) sold to such Assignee (other than as a result of an adoption of or change in any Requirement of Law occurring after the date of the assignment).

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Permitted Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 and (2) directly affects such Participant. Subject to paragraph
(c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided such Participant shall be subject to subsection 10.7(a) as though it were a Lender.

                  (ii) Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of subsection 2.17 unless such Participant complies with subsection 2.17(b). In no event shall a Participant be entitled to receive any greater payment under subsection 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. Any Approved Fund may, without the consent of the Borrower or Administrative Agent, pledge all or any portion of its rights under this Agreement, including the Loans or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this subection 10.6(b) concerning assignments.

                  (e) Each of the Borrower and the Permitted Borrower, upon receipt of written notice from the relevant Lender and in order to facilitate transactions of the type described in paragraph (d) above, agree to execute and deliver to such Lender (i) a promissory note evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit I-1 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), and/or (ii) a promissory note evidencing the applicable Term Loan of such Lender, substantially in the form of Exhibit I-2 (each as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), and/or (iii) a promissory note evidencing the Swingline Loans of the Swingline Lender, substantially in the form of Exhibit I-3 (as amended, supplemented, replaced or otherwise modified from time to time, the "Swingline Note").

                  (f) The Borrower and the Permitted Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates, under the condition that such Transferee or prospective Transferee shall previously have agreed to be bound by the provisions of subsection 10.15.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or the Permitted Borrower, any such notice being expressly waived by the Borrower and the Permitted Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or the Permitted Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or the Permitted Borrower, as applicable. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Permitted Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Permitted Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each of Holdings, the Borrower and the Permitted Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or Permitted Borrower, as applicable, at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.12 any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. Each of Holdings, the Borrower and the Permitted Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either the Borrower or the Permitted Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and Holdings, the Borrower and the Permitted Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings and the Borrower and the Lenders.

                  10.14 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE PERMITTED BORROWER. THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this subsection 10.15), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the National Association of Securities Dealers and the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Transferees or prospective Transferees who agree to be bound by the provisions of this subsection 10.15, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent. The agreements in this subsection
10.15 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.16 FCC Compliance. Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License, permit or authorization or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.

                  10.17 Filing of Mortgages. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that (a) the Mortgages will not be filed on the Original Closing Date and (b) at any time after the Original Closing Date, at the request of the Administrative Agent or the Required Lenders, the Mortgages delivered on the Original Closing Date and each Mortgage delivered pursuant to subsection 6.10(b) shall be filed, at the Borrower's expense, in the offices specified in Schedule 4.19(b) and each other jurisdiction reasonably requested by the Administrative Agent or the Required Lenders, as applicable.

                          SECTION 11. CROSS-GUARANTEE

                  11.1 Guarantee. (a) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Tranche B Term Loan Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Permitted Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Permitted Borrower's Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Borrower under this subsection 11.1 shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to the insolvency of debtors.

                  (c) The Borrower agrees that the Permitted Borrower's Obligations may at any time and from time to time exceed the amount of the liability of the Borrower hereunder without impairing the guarantee contained in this subsection 11.1 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                  (d) The guarantee contained in this subsection 11.1 shall remain in full force and effect until all the Permitted Borrower's Obligations shall have been satisfied by payment in full.

                  (e) No payment made by the Permitted Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Permitted Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Permitted Borrower's Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment, remain liable for the Permitted Borrower's Obligations up to the maximum liability of the Borrower hereunder until the Permitted Borrower's Obligations are paid in full.

                  11.2 No Subrogation. Notwithstanding any payment made by the Borrower under subsection 11.1 or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Permitted Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Permitted Borrower's Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Permitted Borrower in respect of payments made by the Borrower under subsection 11.1, until all amounts owing to the Administrative Agent and the Lenders by the Permitted Borrower on account of the Permitted Borrower's Obligations are paid in full. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Permitted Borrower's Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Permitted Borrower's Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  11.3 Amendments, etc. with respect to the Borrower Obligations. The Borrower shall remain obligated under Section 11 notwithstanding that, without any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the Permitted Borrower's Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Permitted Borrower's Obligations continued, and the Permitted Borrower's Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any provision of this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Permitted Borrower's Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Permitted Borrower's Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

                  11.4 Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Permitted Borrower's Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Permitted Borrower's Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Permitted Borrower and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Permitted Borrower with respect to the Permitted Borrower's Obligations. The Borrower understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Permitted Borrower's Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Permitted Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Permitted Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Permitted Borrower for the Permitted Borrower's Obligations, or of the Borrower under the guarantee contained in this
Section 11, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Permitted Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Permitted Borrower's Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Permitted Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Permitted Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 11, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  11.5 Reinstatement. The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Permitted Borrower's Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Permitted Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Permitted Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  11.6 Payments. The Borrower hereby guarantees that payments under this Section 11 will be paid to the Administrative Agent in Dollars without set-off or counterclaim.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 LIN HOLDINGS CORP.,

                                 By: ___________________________
                                     Name:
                                      Title:

                                 LIN TELEVISION CORPORATION,

                                 By: ___________________________
                                     Name:
                                      Title:

                                 TELEVICENTRO OF PUERTO RICO, LLC
                                     LIN Television of San Juan, Inc., as
                                     Managing Member

                                 By: ___________________________
                                     Name:
                                      Title:

                                 JPMORGAN CHASE BANK, individually and as
                                     Administrative Agent, Swingline Lender
                                     and Issuing Lender

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS,individually and as Syndication
                                     Agent

                                 By: ___________________________
                                     Name:
                                      Title:

                                 THE BANK OF NOVA SCOTIA, individually and as
                                     Co-Documentation Agent

                                 By: ___________________________
                                     Name:
                                      Title:

                                 FLEET NATIONAL BANK, individually and as
                                     Co-Documentation Agent

                                 By: ___________________________
                                     Name:
                                      Title:

                                 MORGAN STANLEY SENIOR FUNDING,
                                     individually and as Co-Documentation Agent

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 J.P. MORGAN SECURITIES, INC., as Joint Lead
                                     Arranger and Joint Bookrunner

                                 By: ___________________________
                                     Name:
                                      Title:

                                 DEUTSCHE BANK SECURITIES, INC., as Joint Lead
                                     Arranger and Joint Bookrunner

                                 By: ___________________________
                                     Name:
                                      Title:

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                     BRANCHES

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 THE BANK OF TOKYO-MITSUBISHI TRUST

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 BNP PARIBAS

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 PB CAPITAL CORPORATION

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 THE ROYAL BANK OF CANADA

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                 SUMITOMO MITSUI BANKING CORPORATION

                                 By: ___________________________
                                     Name:
                                      Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           BEAR STEARNS CORPORATE LENDING INC.

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           DELANO COMPANY

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           SOCIETE GENERALE, NEW YORK BRANCH

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           NATEXIS BANQUE POPULAIRES

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           THE DAI-ICHI KANGYO BANK, LTD.

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           THE FUJI BANK, LIMITED

                                           By: ___________________________
                                               Name:
                                                Title:
AMENDED AND RESTATED CREDIT AGREEMENT

                                            FIRST HAWAIIAN BANK

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           THE BANK OF NEW YORK

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           THE ROYAL BANK OF SCOTLAND

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           GENERAL ELECTRIC CAPITAL CORPORATION

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           THE MITSUBISHI TRUST & BANKING CORP.

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           SUNAMERICA LIFE INSURANCE COMPANY

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           KZH WATERSIDE LLC

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           KZH CNC LLC

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           KZH ING-2 LLC

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           KZH CYPRESSTREE-1 LLC

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           KZH STERLING LLC

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                           HAMILTON FLOATING RATE FUND, LLC

                                           By: ___________________________
                                               Name:
                                                Title:

AMENDED AND RESTATED CREDIT AGREEMENT

                                                                   Schedule 1.1A

                              LOANS AND COMMITMENTS

LENDER                                        REVOLVING CREDIT
------                                        ----------------
                                                COMMITMENTS
                                              ----------------
Fleet National Bank                           $  27,749,999.99
JPMorgan Chase Bank                              26,333,333.21
Dresdner Bank AG, New York and
   Grand Cayman Branches                         23,972,222.22
The Bank of Nova Scotia                          23,305,555.56
Deutsche Bank Trust Company Americas             21,750,000.00
Morgan Stanley Bank                              11,125,000.00
Natexis Banques Populaires                       10,097,222.22
The Bank of New York                             10,000,000.00
Bear Sterns Corporate Lending Inc.               10,000,000.00
First Hawaiian Bank                               3,111,111.12
The Royal Bank of Scotland                        3,111,111.11
Delano Company                                    2,222,222.22
The Fuji Bank, Limited                            2,222,222.22
General Electric Capital Corporation              2,222,222.22
The Mitsubishi Trust & Banking Corp.              2,222,222.22
Societe Generale, New York Branch                 1,555,555.68
Bank of Tokyo-Mitsubishi Trust                    1,555,555.56
PB Capital Corporation                            1,555,555.56
BNP Paribas                                       1,555,555.56
Royal Bank of Canada                              1,555,555.56
Suntrust Bank, Central Florida, N.A.              1,555,555.56
The Dai-Ichi Kangyo Bank, Ltd.                    1,555,555.55
Sumitomo Mitsui Banking Corporation               1,555,555.55
                                              ================

TOTAL LENDERS                                 $ 191,888,888.90

                                               BORROWER TRANCHE B                PERMITTED BORROWER
                                               ------------------                ------------------
                                                  TERM LOAN                     TRANCHE B TERM LOANS
                                               ------------------               --------------------
 LENDER                                           COMMITMENT                         COMMITMENT
---------                                      ------------------                 ----------------
JPMorgan Chase Bank                             $65,451,428.57                    $  59,048,571.43

SunAmerica Life Insurance Company                 6,308,571.43                        5,691,428.57
General Electric Capital Corporation              5,782,857.14                        5,217,142.86
Bank of Nova Scotia                               2,628,571.43                        2,371,428.57
Hamilton Floating Rate Fund, LLC                  2,628,571.43                        2,371,428.57
Natexis Banque Populaires                         2,102,857.14                        1,897,142.86
KZH Waterside LLC                                 2,102,857.14                        1,897,142.86
KZH CNC LLC                                       1,577,142.86                        1,422,857.14
KZH ING-2 LLC                                     1,314,285.71                        1,185,714.29
KZH CypressTree-1 LLC                             1,314,285.71                        1,185,714.29
KZH Sterling LLC                                    788,571.43                          711,428.57

                                                --------------                   ----------------
TOTAL                                           $   92,000,000                    $  83,000,000.00

Outstanding Incremental Term Loans

None.